                                                                     Exhibit 2.1

                        ------------------------------
                        BUSINESS ACQUISITION AGREEMENT
                        ------------------------------


Between

The Vendors:

(1)    BHA PTY LTD ACN 009 937 606 and
(2)    BHA COMPUTER PTY LTD ACN 068 883 429

                                      and

The Purchasers:

(3)    SAVILLE SYSTEMS PLC and
(4)    SAVILLE SYSTEMS AUST. PTY LTD ACN 080 026 551

                                      and

The Vendors' Guarantors:

(5)    JOHN EDWARD HENDRY and

(6)    PRUDENCE MARIANNE HENDRY

                                  3 March 1998

                               TABLE OF CONTENTS

CLAUSE                                                             PAGE

1.    DEFINITIONS AND INTERPRETATION                                2

1.1   DEFINITIONS                                                   2

1.2   INTERPRETATION                                               13

2.    SALE AND PURCHASE OF ASSETS                                  14

2.1   IP ASSETS                                                    14

2.2   NON-IP ASSETS                                                15

2.3   QIT LICENCES                                                 15

2.4   BHAC LICENCE AGREEMENTS SURRENDER                            15

3.    PURCHASE PRICE AND PAYMENTS                                  15

3.1   IP ASSETS CONSIDERATION                                      15

3.2   NON-IP ASSETS CONSIDERATION                                  15

3.4   APPORTIONMENT                                                15

3.5   ALLOCATION OF PURCHASE PRICE                                 17

4.    COMPLETION                                                   17

4.1   COMPLETION DATE AND PLACE                                    17

4.2   VENDOR'S OBLIGATIONS ON COMPLETION                           17

4.3   PURCHASERS OBLIGATIONS ON COMPLETION                         19

4.4   TITLE AND RISK                                               19

4.5   SALE AND PURCHASE OF ASSETS INTERDEPENDENT                   20

4.6   FURTHER ASSURANCE                                            20

4.7   SUCCESSION                                                   20

5.    DEBTS AND LIABILITIES                                        20

5.1   ASSUMED LIABILITIES                                          20

5.2   DEBTS AND LIABILITIES OWING BY THE VENDOR                    20

5.3   DEBTS OWING TO THE VENDOR AND TO THE PURCHASER               21

5.4   COLLECTION OF TRADE RECEIVABLES                              21

5.5   PURCHASER TO PASS ON OTHER DEBTS RECEIVED                    21

5.6   ACTIONS IN RESPECT OF COMPLETION DEBTS                       21

6.    PREMISES LEASES                                              22

6.1   ASSIGNMENT OF PREMISES LEASES                                22

6.2   DOCUMENTATION                                                22

6.3   KANGAROO POINT PREMISES                                      22

6.4   INDEMNITIES                                                  23

6.5   OBLIGATIONS PENDING ASSIGNMENTS                              23

7.    BUSINESS CONTRACTS                                           24

7.1   ASSIGNMENT OF BUSINESS CONTRACTS ON COMPLETION               24

7.2   NOVATIONS OR ASSIGNMENTS AFTER COMPLETION                    24

7.3   OBLIGATIONS PENDING OR IF NO NOVATION OR ASSIGNMENT          25

7.4   INDEMNITIES                                                  25

8.    EMPLOYEES                                                    26

8.1   PARTICULARS OF EMPLOYEES                                     26

8.2   OFFER OF EMPLOYMENT                                          26

8.3   ACCEPTANCE OF OFFERS OF EMPLOYMENT                           27

8.4   TRANSFERRING EMPLOYEES                                       27


8.6   WRITTEN EVIDENCE OF PAYMENTS                                 27

8.7   INDEMNITY                                                    27

8.8   SUPERANNUATION                                               28

8.9   WORKERS' COMPENSATION                                        28

8.10  REDUNDANCY PAYMENTS                                          29

9.    CLAIMS BY CUSTOMERS                                          29

9.1   PURCHASER'S AFTER-SALES SERVICE OBLIGATIONS                  29

9.2   VENDOR'S INDEMNITY                                           29

9.3   CONDUCT OF LITIGATION                                        29

9.4   PURCHASER IS RESPONSIBLE FOR POST-COMPLETION SERVICES        30

10.   ACCESS TO EXCLUDED BUSINESS RECORDS AFTER COMPLETION         30

11.   WARRANTIES                                                   30

11.1  VENDOR'S WARRANTIES                                          30

11.2  SURVIVAL OF WARRANTIES AND COVENANTS                         31

11.3  ASSISTANCE                                                   31

11.4  INDEMNITY                                                    31

11.5  LIMITATION OF INDEMNITIES                                    31

11.7  YEAR 2000 WORK                                               34

11.8  MUTUAL WARRANTIES                                            34

11.9  ACKNOWLEDGMENT                                               35

12.   INTELLECTUAL PROPERTY                                        35

12.1  TECHNICAL ASSISTANCE                                         35

12.2  EMPLOYEES AND CONTRACTORS PERMITTED TO DISCLOSE              35

13.   RESTRAINT OF TRADE                                           35

13.1  RESTRAINT OF TRADE                                           35

13.2  NO SHARE ENTITLEMENTS                                        37

13.3  SEVERANCE                                                    37

13.4  RECEIPT OF LEGAL ADVICE                                      37

13.5  CHANGE OF VENDORS' NAMES                                     37

14.   GUARANTEES AND INDEMNITIES                                   37

14.2  GUARANTEE OF SAVILLE AUSTRALIA'S OBLIGATIONS AND INDEMNITY   38

15.   GENERAL                                                      39

15.1  FURTHER ASSURANCE                                            39

15.2  GOVERNING LAW                                                39

15.3  WAIVER                                                       40

15.4  SET-OFF                                                      40

15.5  NOTICES                                                      40

15.6  PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY                     41

15.7  COUNTERPARTS                                                 42

15.8  MODIFICATION                                                 42

15.9  STAMP DUTIES                                                 42

15.10 LEGAL COSTS                                                  42

15.11 MERGER                                                       42

15.12 SURVIVAL OF CERTAIN PROVISIONS                               42

15.13 ENTIRE AGREEMENT                                             43

SCHEDULES

SCHEDULE 1    BRAND NAMES                                          44

SCHEDULE 2    COMPANY, BUSINESS AND TRADE NAMES                    45

SCHEDULE 3    PROPERTIES                                           45

SCHEDULE 4    INTELLECTUAL PROPERTY                                47

SCHEDULE 5    MOTOR VEHICLES                                       48

SCHEDULE 6    PLANT AND EQUIPMENT                                  49

SCHEDULE 7    WARRANTIES                                           50

SCHEDULE 8    LISTED BUSINESS CONTRACTS                            74

SCHEDULE 9    ACCOUNTS                                             76

SCHEDULE 10   GUARANTEE                                            77

SCHEDULE 11   CUSTOMERS                                            79

SCHEDULE 12   EMPLOYEES                                            81

SCHEDULE 13   COMMUNICATIONS SERVICES                              82

SCHEDULE 14   WARRANTED COMPLETION DEBTS                           83

SCHEDULE 15   ASSUMED LIABILITIES                                  84

SCHEDULE 16   NON-YEAR 2000 COMPLIANT ASSETS                       85

SCHEDULE 17   PERMITS                                              86

SCHEDULE 18   KANGAROO POINT PREMISES LEASE                        87

SCHEDULE 19   TECHNICAL ASSISTANCE AGREEMENT                       88

SCHEDULE 20   QIT LICENCE                                          89

SCHEDULE 21   UNCONDITIONAL FINANCIAL UNDERTAKING                  90

SCHEDULE 22   DISCLOSURE SCHEDULE                                  92

                         BUSINESS ACQUISITION AGREEMENT

This DEED is made at BRISBANE, AUSTRALIA on the        day of APRIL 1998

BETWEEN       (1)  BHA PTY LTD ACN 009 937 606 ("BHA"), and

              (2) BHA COMPUTER PTY LTD ACN 068 883 429 ("BHAC"), both incorporated in Queensland, Australia, having their registered offices and principal places of business at Leckhampton, 59-69 Shafston Avenue, Kangaroo Point, Brisbane 4169 (jointly and severally referred to as "VENDOR" or "VENDORS")

AND           (3)  SAVILLE SYSTEMS PLC incorporated in Ireland ("SAVILLE
                   IRELAND") and

              (4) SAVILLE SYSTEMS AUST. PTY LTD ACN 080 026 551 incorporated in Queensland, Australia ("SAVILLE AUSTRALIA")

                   both C/- Clayton Utz, 215 Adelaide Street, Brisbane, Queensland, Australia (jointly and severally referred to as "PURCHASER" or "PURCHASERS")

AND           (5)  JOHN EDWARD HENDRY and PRUDENCE MARIANNE HENDRY of 37
                   Carwoola Street, Bardon Brisbane 4065 (jointly and severally referred to as "VENDORS' GUARANTORS")

RECITALS


A.            BHA owns the BHA Assets and conducts the BHA Business;

B. BHAC owns the BHAC Assets and since 1995 has conducted and presently conducts the BHAC Business under licence using knowhow, BHA Intellectual Property, concepts, business connections and reputation developed and owned by BHA;

C. BHA provides business and financial support and makes premises available to BHAC to enable BHAC to conduct the BHAC Business;

D. By Letter of Intent dated 6 February 1998 ("LOI") the parties set forth the principles of a proposed acquisition and sale of the BHA Business and the BHAC Business;

E. The Vendors have agreed to sell and Saville Ireland has agreed to purchase the IP Assets and Saville Australia has agreed to purchase the Non-IP Assets;

F. The Vendors' Guarantors have agreed to guarantee the obligations of the Vendors;

G.            Saville Ireland has agreed to guarantee the obligations of Saville
              Australia

THIS DEED WITNESSES

 1.           DEFINITIONS AND INTERPRETATION

 1.1          DEFINITIONS

              In this Deed unless the context indicates a contrary intention:

              "AGREEMENT" and "THIS AGREEMENT" means this Deed;

              "ACCOUNTS" means the last accounts of BHA and of BHAC in respect of the Business as set out in Schedule 9;

              "ASSETS" means and includes individually and collectively the BHA Assets and the BHAC Assets, but excludes the Excluded Assets;

              "ASSUMED LIABILITIES" means the liabilities listed in Schedule 15 hereto;

              "BHA ASSETS" means and includes individually and collectively:

              (a)   the BHA Goodwill;

              (b)   the BHA Intellectual Property;

              (c)   the BHA Plant and Equipment;

              (d)   the BHA Inventory;

              (e)   the BHA Motor Vehicles;

              (f)   the BHA Company Names;

              (g)   the BHA Business Names;

              (h)   the BHA Domain Names;

              (i)   the BHA Brand Names;

              (j)   the BHA Email Addresses;

              (k)   the BHA Telephone Services;

              (l) the BHA Business Records (other than the Excluded Business Records);

              (m) all cash including cash on hand and cash equivalent and funds held with any bank or financial institution and security held or entitled to be held by BHA at Completion;

              (n) the rights and benefits of BHA under those of the Business Contracts described in clauses 71 and 72;

              (o)   the rights and benefits of BHA under the Premises
                    Leases;

              (p)   the BHA Permits;

              (q)   the BHA Business Claims;

              (r)   the BHA Systems;

              (s)   the BHA Prepayments Benefits; and

              (t)   the Other BHA Assets,

              but excludes the Excluded Assets;

              "BHA BRAND NAMES" means the brand names used in respect of the BHA Business and identified in Schedule 1;

              "BHA BUSINESS" means the business conducted by BHA in respect of software products, including the exploitation of goodwill, the licencing of intellectual property to BHAC and its customers and the provision of business support and premises to BHAC, either alone or jointly with any of its Related Bodies Corporate;

              "BHA BUSINESS CLAIMS" means all claims, refunds, security interests, causes of action, choses in action, rights to enforce confidentiality, trade secrets and non-disclosure, rights to enforce restrictive covenants or restraints of trade, rights of recovery, rights of set off, rights of recoupment, rights under warranties and other similar assets relating to the BHA Business;

              "BHA BUSINESS NAMES" means the business names and trade names used in respect of the BHA Business and identified in Schedule 2;

              "BHA BUSINESS RECORDS" means all current operational records and documents relating to the BHA Assets and the BHA Business including but without limiting the generality thereof:

              (a) all marketing and customer files and customer lists and charging fee lists;

              (b) service promotional descriptive sales trade and application literature and other advertising material and catalogues;

              (c)   supplier lists;

              (d)   all records of trade debtors;

              (e) wage and other employment benefit and payroll and personnel records of the Transferring Employees;

              (f) all computer software (including the media on which the same is stored) and computer records;

              (g) all product design and development records, production outlines, flowcharts;

              (h) all information and data stored by any means on computer systems or otherwise;

              (i)   all records of the Business Contracts and the Premises
                    Leases;

              (j) all agreements, documents and records relating to the Assumed Liabilities; and

              (k)   stationery;

              "BHA COMPANY NAMES" means the company names used in respect of the BHA Business and identified in Schedule 2;

              "BHA DOMAIN NAMES" means the Internet addresses of Web Sites used in respect of the BHA Business or BHA and including but not limited to those identified in Schedule 13;

              "BHA EMAIL ADDRESS" means an address used by the Business to send or receive information via an electronic network, including but not limited to an electronic address used on the Internet and including but not limited to an address specified in Schedule 13;

              "BHA GOODWILL" means the goodwill of BHA in and attaching to the BHA Business, including the benefit of the custom of the persons named in Schedule 11 and the benefit of the custom of the persons who became customers of the BHA Business after the date of the LOI;

              "BHA INTELLECTUAL PROPERTY" means and includes individually and collectively all trade mark, service mark, design, patent, copyright, algorithms, software programs, specifications, semiconductor and circuit layout rights, in-process research and development sketches, plans, blueprints, inventions, discoveries (whether patentable or not) trade secrets, confidential information, proprietary data, knowhow, tools, processes, methodologies, auditing control standards, manuals, or other proprietary rights or any rights to registration of such rights whether created before or after the date of this Agreement and whether Australian or foreign, and all customer and supplier listings and other industrial and intellectual property, apart from the BHA Business Names, the BHA Company Names and the BHA Brand Names, subsisting in, used in or relating to the BHA Business including without limitation the items particularised in
              Schedule 4;

              "BHA INVENTORY" means:

              (a) raw materials of all kinds, including all consumables used in or relating to the process of producing the goods, products and services of the BHA Business or used in purposes ancillary to that process and whether or not on the Leased P roperties;

              (b) finished goods and products (stock-in-trade) used in or relating to the BHA Business;

              "BHA MOTOR VEHICLES" means the motor vehicles owned and used by BHA exclusively in relation to the BHA Business and which are described in Schedule 5;

              "BHA PERMITS" means those permits, registrations, licences and regulatory approvals required for the operation of the BHA Business;

              "BHA PLANT AND EQUIPMENT" means those items of plant and equipment, machinery, tools, gauges and other measuring devices, dyes, jigs, benches, office furniture, office machines, office equipment, appliances, fittings and spare parts and maintenance materials in relation to any of the foregoing owned by BHA and used in or relating to the BHA Business being the items which are more particularly described in Schedule 6;

              "BHA PREPAYMENT BENEFITS" means all payments and all deposits and other prepayments paid or made by BHA prior to Completion:

              (a) for items of the type described in the definition of Plant and Equipment being bought-in items on hand at Completion or to be supplied to the BHA Business after Completion but in either case not being included in the BHA Assets, or brought to account by BHA in the value of any of the BHA Assets;

              (b) for other goods and services to be sold or supplied to the BHA Business after Completion which are not included in the BHA Assets or brought to account by BHA in the value of any of the BHA Assets; and

              (c) in respect of other benefits to be first received by the BHA Business after Completion which are not included in the BHA Assets or brought to account by BHA in the value of any of the BHA Assets;

              "BHA SYSTEMS" means all billing systems including all accounting, invoicing, debt control, credit control, debt collection, debt recovery, debt adjustment and all related processes and documentation and further shall include all data processing information, storage data and retrieval systems, computer records, software, tapes, disks, archives, library and all ancillary data systems, documentation and data storage equipment all as used in respect of the BHA Business;

              "BHA TELEPHONE SERVICES" means all telephone, mobile and facsimile services used by BHA in connection with the BHA Business including in particular (but without limiting the generality of the foregoing) the telephone services using those numbers specified in
              Schedule 13;

              "BHA WEB SITES" means the series of files relating to the BHA Business or BHA available for access on the Internet;

              "BHAC ASSETS" means and includes individually and collectively:

              (a)   the BHAC Goodwill;

              (b)   the BHAC Intellectual Property;

              (c)   the BHAC Plant and Equipment;

              (d)   the BHAC Inventory;

              (e)   the BHAC Motor Vehicles;

              (f)   the BHAC Company Names;

              (g)   the BHAC Business Names;

              (h)   the BHAC Domain Names;

              (i)   the BHAC Brand Names;

              (j)   the BHAC Email Addresses;

              (k)   the BHAC Telephone Services;

              (l) the BHAC Business Records (other than the Excluded Business Records);

              (m) all cash including cash on hand and cash equivalent and funds held with any bank or financial institution and security held or entitled to be held by BHAC at Completion;

              (n) the rights and benefits of BHAC under those of the Business Contracts described in clauses 71 and 72;

              (o)   the rights and benefits of BHAC under the Premises Leases;

              (p)   the BHAC Permits;

              (q)   the BHAC Business Claims;

              (r)   the BHAC Systems;

              (s)   the BHAC Prepayments Benefits; and

              (t)   the Other BHAC Assets,

              but excludes the Excluded Assets;

              "BHAC BRAND NAMES" means the brand names used in respect of the BHAC Business and identified in Schedule 1;

              "BHAC BUSINESS" means the business of designing, developing, marketing, supplying, integrating and maintaining software products and services, carried on by BHAC either alone or jointly with any of its Related Bodies Corporate;

              "BHAC BUSINESS CLAIMS" means all claims, refunds, security interests, causes of action, choses in action, rights to enforce confidentiality, trade secrets and non-disclosure, rights to enforce restrictive covenants or restraints of trade, rights of recovery, rights of set off, rights of recoupment, rights under warranties and other similar assets relating to the BHAC Business;

              "BHAC BUSINESS NAMES" means the business names and trade names used in respect of the BHAC Business and identified in Schedule 2;

              "BHAC BUSINESS RECORDS" means all current operational records and documents relating to the BHAC Assets and the BHAC Business including but without limiting the generality thereof:

              (a) all marketing and customer files and customer lists and charging fee lists;

              (b) service promotional descriptive sales trade and application literature and other advertising material and catalogues;

              (c)   supplier lists;

              (d)   all records of trade debtors;

              (e) wage and other employment benefit and payroll and personnel records of the Transferring Employees;

              (f) all computer software (including the media on which the same is stored) and computer records;

              (g) all product design and development records, production outlines, flowcharts;

              (h) all information and data stored by any means on computer systems or otherwise;

              (i)   all records of the Business Contracts and the Premises
                    Leases;

              (j) all agreements, documents and records relating to the Assumed Liabilities; and

              (k)   stationery;

              "BHAC COMPANY NAMES" means the company names used in respect of the BHAC Business and identified in Schedule 2;

              "BHAC DOMAIN NAMES" means the Internet addresses of Web Sites used in respect of the BHAC Business or BHAC and including but not limited to those identified in Schedule 13;

              "BHAC EMAIL ADDRESS" means an address used by the Business to send or receive information via an electronic network, including but not limited to an electronic address used on the Internet and including but not limited to an address specified in Schedule 13;

              "BHAC GOODWILL" means the goodwill of BHAC in and attaching to the BHAC Business, including the benefit of the custom of the persons named in Schedule 11 and the benefit of the custom of the persons who became customers of the BHAC Business after the date of the LOI;

              "BHAC INTELLECTUAL PROPERTY" means and includes individually and collectively all trade mark, service mark, design, patent, copyright, algorithms, software programs, specifications, semiconductor and circuit layout rights, in-process research and development sketches, plans, blueprints, inventions, discoveries (whether patentable or not) trade secrets, confidential information, proprietary data, knowhow, tools, processes, methodologies, auditing control standards, manuals, or other proprietary rights or any rights to registration of such rights whether created before or after the date of this Agreement and whether Australian or foreign, and all customer and supplier listings and other industrial and intellectual property, apart from the BHAC Business Names, the BHAC Company Names and the BHAC Brand Names, subsisting in, used in or relating to the BHAC Business including without limitation the items particularised in
              Schedule 4;

              "BHAC INVENTORY" means:

              (a) raw materials of all kinds, including all consumables used in or relating to the process of producing the goods, products and services of the BHAC Business or used in purposes ancillary to that process and whether or not on the Leased P roperties;

              (b) finished goods and products (stock-in-trade) used in or relating to the BHAC Business;

              "BHAC LICENCE AGREEMENTS" means the Licence Agreement dated 4 August 1995 and the Licence Agreement dated the second day of April 1998 between BHA as the Licensor and BHAC as the Licensee, copies of which have been delivered by the Vendors to the Purchaser prior to Completion;

              "BHAC MOTOR VEHICLES" means the motor vehicles owned and used by BHAC exclusively in relation to the BHAC Business and which are described in Schedule 5;

              "BHAC PERMITS" means those permits, registrations, licences and regulatory approvals required for the operation of the BHAC Business;

              "BHAC PLANT AND EQUIPMENT" means those items of plant and equipment, machinery, tools, gauges and other measuring devices, dyes, jigs, benches, office furniture, office machines, office equipment, appliances, fittings and spare parts and maintenance materials in relation to any of the foregoing owned by BHAC and used in or relating to the BHAC Business being the items which are more particularly described in Schedule 6;

              "BHAC PREPAYMENT BENEFITS" means all payments and all deposits and other prepayments paid or made by BHAC prior to Completion:

              (a) for items of the type described in the definition of Plant and Equipment being bought-in items on hand at Completion or to be supplied to the BHAC Business after Completion but in either case not being included in the BHAC Assets, or brought to account by BHAC in the value of any of the BHAC Assets;

              (b) for other goods and services to be sold or supplied to the BHAC Business after Completion which are not included in the BHAC Assets or brought to account by BHAC in the value of any of the BHAC Assets; and

              (c) in respect of other benefits to be first received by the BHAC Business after Completion which are not included in the BHAC Assets or brought to account by BHAC in the value of any of the BHAC Assets;

              "BHAC SYSTEMS" means all billing systems including all accounting, invoicing, debt control, credit control, debt collection, debt recovery, debt adjustment and all related processes and documentation and further shall include all data processing information, storage data and retrieval systems, computer records, software, tapes, disks, archives, library and all ancillary data systems, documentation and data storage equipment all as used in respect of the BHAC Business;

              "BHAC TELEPHONE SERVICES" means all telephone, mobile and facsimile services used by BHAC in connection with the BHAC Business including in particular (but without limiting the generality of the foregoing) the telephone services using those numbers specified in Schedule 13;

              "BHAC WEB SITES" means the series of files relating to the BHA Business or BHA available for access on the Internet;

              "BRAND NAMES" means the BHA Brand Names and the BHAC Brand Names;

              "BUSINESS" means the BHA Business and the BHAC Business;

              "BUSINESS CONTRACTS" means all agreements and arrangements exclusively relating to the Business to which a Vendor is a party and which are, in whole or in part, executory as at Completion, including without limiting the generality of the foregoing:

              (a) customer and supplier orders, tenders, quotations and similar dealings and other orders and agreements for the supply of goods or services to or for the supply of services by the Business;

              (b) agreements granting rights to manufacture or distribute any products or supply any services or to act as representative or distributor or agent of the other party or to use know-how, technology, confidential information, data, patents or other industrial or intellectual property or intangible assets; and

              (c) loan, lease, licensing and hiring agreements under which a Vendor has possession of certain assets which it does not own and which are used in the Business,

              but excluding:

              (d)   the Premises Leases; and

              (e)   any agreements to the extent they relate to the Excluded
                    Assets;

              "BUSINESS DAY" means a day on which all banks are open for business generally in Brisbane, Australia;

              "BUSINESS NAMES" means the BHA Business Names and BHAC Business Names;

              "BUSINESS RECORDS" means the BHA Business Records and the BHAC Business Records;

              "BUSINESS CLAIMS" means BHA Business Claims and the BHAC Business Claims;

              "CLAIM" means any claim, notice, demand, action, proceeding, litigation, investigation or judgment whether based in contract, tort, statute or otherwise;

              "COMPANY NAMES" means BHA Company Names and BHAC Company Names;

              "COMPLETION" means completion of this Agreement and the sale and purchase of the Assets in accordance with the terms of this Agreement;

              "COMPLETION DATE" means the date on which Completion occurs;

              "COMPLETION DEBTS" means:

              (a) any notes receivable as between the Vendors or any Related Body Corporate;

              (b)   any notes receivable relating to Employees of a Vendor; and

              (c)   the Trade Receivables,

              as at the Specified Time as specifically set forth in Schedule 14;

              "CUSTOMER CLAIMS" means any claims, demands, actions, suits or proceedings made or commenced by customers of the Business pertaining to defects in or arising directly or indirectly from or relating to goods, products or services provided sold or supplied by the Vendors prior to the Specified Time other than bona fide warranty obligations pursuant to the specific terms of the applicable Business Contract;

              "DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto as Schedule 22;

              "DOMAIN NAMES" means the BHA Domain Names and the BHAC Domain
              Names;

              "EMAIL ADDRESS" means the BHA Email Address and the BHAC Email Address;

              "EMPLOYEES" means those persons employed by BHAC, or by a Related Body Corporate of BHAC, exclusively in the Business as at Completion;

              "ENCUMBRANCE" includes any mortgage, charge, pledge, lien, security interest and any other encumbrance whatsoever;

              "EXCLUDED ASSETS" means:

              (a) freehold property located at 59-69 Shafston Avenue, Kangaroo Point, Brisbane;

              (b) the antique furniture and the two large conference tables in the boardroom at 59-69 Shafston Avenue, Kangaroo Point;

              (c) shares in BHAC, Queensland Information Technology Pty Ltd ACN 010 445 922 and in Information Technology International (France); and

              (d)   prepaid insurance premiums and insurance expenses;

              "EXCLUDED BUSINESS RECORDS" means those of the Business Records as the Vendor is required by law to retain and debtor records (other than trade debtors), including all documents relating to the negotiation of the transaction, corporate records of the Vendors and documents relating to the Malaysia and Singapore branches;

              "FREEHOLD PROPERTIES" means the freehold properties at which the Business is conducted as specified in Part A of Schedule 3, together with all improvements erected on those properties;

              "GOODWILL" means the BHA Goodwill and the BHAC Goodwill;

              "INTELLECTUAL PROPERTY" means the BHA Intellectual Property and BHAC Intellectual Property;

              "INVENTORY" means the BHA Inventory and the BHAC Inventory;

              "IP ASSETS" means all of the Intellectual Property;

              "IP ASSETS CONSIDERATION" means the Consideration to be provided for the IP Assets calculated in accordance with clause 31;

              "LEASED PROPERTIES" means the leased properties at which the Business is conducted as specified in Part B of Schedule 3;

              "MOST RECENT BALANCE SHEET" means the balance sheets included in the Accounts;

              "MOTOR VEHICLES" means BHA Motor Vehicles and BHAC Motor Vehicles;

              "NON-IP ASSETS" means all of the Assets except the Intellectual Property;

              "NON-IP ASSETS CONSIDERATION" means the Consideration to be paid or provided for the Non-IP Assets calculated in accordance with clause 32;

              "OTHER ASSETS" means the Other BHA Assets and the Other BHAC
              Assets;

              "OTHER BHA ASSETS" means all assets, properties and rights, whether real, personal, tangible or intangible of every kind, nature and description which BHA owns either alone or jointly, other than those listed in the definition of BHA Assets, which are used in or relate to the Business;

              "OTHER BHAC ASSETS" means all assets, properties and rights, whether real, personal, tangible or intangible of every kind, nature and description which BHAC owns either alone or jointly, other than those listed in the definition of BHAC Assets, which are used in or relate to the Business;

              "PERMITS" means the BHA Permits and the BHAC Permits;

              "PLANT AND EQUIPMENT" means BHA Plant and Equipment and BHAC Plant and Equipment;

              "PREMISES" means the Freehold Properties and the Leased
              Properties;

              "PREMISES LEASES" means the leases specified in Part B of Schedule 3 relating to the Leased Properties;

              "PREPAYMENT BENEFITS" means BHA Prepayment Benefits and BHAC Prepayment Benefits;

              "PURCHASE PRICE" means the total of the IP Assets Consideration and the Non-IP Assets Consideration;

              "QIT LICENCE" means the software licence referred to in clause 23 and Schedule 20;

              "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law;

              "SPECIFIED TIME" means midnight at the end of the Completion Date;

              "STATE" means the State of Queensland, Australia;

              "SYSTEMS" means BHA Systems and BHAC Systems;

              "TELEPHONE SERVICES" means BHA Telephone Services and BHAC Telephone Services;

              "TRADE RECEIVABLES" means all the debts and other moneys which at or after the Specified Time are or become owing to BHAC in relation to goods and products sold or servic es provided by BHAC in respect of the Business up to that time as specifically set forth in Schedule 14;

              "TRANSFERRING EMPLOYEES" means such of the Employees who accept the Purchaser's offer of employment made pursuant to clause 8;

              "WEB SITES" means the BHA Web Sites and the BHAC Web Sites;

              "WARRANTIES" means each of the covenants, undertakings, representations and warranties made in Schedule 7;

              "WORK IN PROGRESS" means work in progress used in or relating to the Business; and

              "$" means United States dollars.

 1.2          INTERPRETATION

              In this Agreement unless the context indicates a contrary intention:

              (a) words importing the singular include the plural and vice versa, and words denoting a given gender include all other genders;

              (b) the expression "PERSON" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

              (c) headings and underlinings are for convenience only and do not affect interpretation;

              (d) references to parties, clauses, sub-clauses, schedules, exhibits or annexures are references to parties, clauses, sub-clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit and annexure;

              (e) references to this Agreement, or any other deed, agreement, instrument or document shall be deemed to include references to this Agreement, or such other deed, agreement, instrument or document as amended, novated, supplemented, or replaced from time to time;

              (f) a reference to an agreement includes a representation, undertaking, deed, agreement or legally enforceable order or arrangement or understanding whether or not in writing;

              (g) a reference to a document includes any written agreement and any certificate or note or other document of any kind;

              (h) references to any person or to any party to this Agreement include that person's or party's executors, administrators, successors and permitted assigns;

              (i) where any word or phrase is given a defined meaning any other part of speech or grammatical form in respect of such word or phrase has corresponding meaning;

              (j) where the day on or by which any sum is payable hereunder or any act, matter or thing is to be done is a day other than a Business Day, such sum shall be paid and such act, matter or thing shall be done on the immediately preceding Business Day;

              (k) where 2 or more parties to this Agreement make a joint covenant, undertaking, representation or warranty, the same shall be construed to refer to and bind each of such parties jointly and each of them severally;

              (l) references to payments to any party to this Agreement shall be construed to include payments to another person upon the direction of such party;

              (m) all payments to be made pursuant to this Agreement shall be made by unendorsed bank cheque or other immediately available funds;

              (n) reference to any legislation or to any section or provision of any legislation include any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory documents issued thereunder; and

              (o) the expression the "Vendors' Guarantor" shall be construed to refer to, and the obligations of the "Vendors' Guarantor" hereunder shall bind, each of them severally and every two or more of them jointly and the expression "Vendors' Guarantor" shall be deemed, unless the context indicates a contrary intention, to include any person who has guaranteed or may in the future guarantee to the Purchasers the due performance of the Vendor's obligations under this Agreement.

 2.           SALE AND PURCHASE OF ASSETS

 2.1          IP ASSETS

              Each of the Vendors hereby sells and assigns to Saville Ireland and Saville Ireland hereby purchases and accepts an assignment from each of the Vendors of all of the right, title and interest in and to the IP Assets held by each of the Vendors for the IP Assets Consideration, free of Encumbrances.

 2.2          NON-IP ASSETS

              Each of the Vendors hereby sells and assigns to Saville Australia and Saville Australia hereby purchases and accepts an assignment from each of the Vendors of all of the right, title and interest in and to the Non-IP Assets held by each of the Vendors for the Non-IP Assets Consideration, free of Encumbrances.

 2.3          QIT LICENCES

              On Completion the Vendors shall cause Queensland Information Technology Pty Ltd ACN 010 445 922 to grant to Saville Australia the software licence in respect of the product known as DbQ on the terms set forth in the form of software licence contained in
              Schedule 20 hereto.

 2.4          BHAC LICENCE AGREEMENTS SURRENDER

              The Vendors shall terminate or surrender with effect on or before Completion the BHAC Licence Agreements.

 3.           PURCHASE PRICE AND PAYMENTS

 3.1          IP ASSETS CONSIDERATION

              The full consideration for the IP Assets shall be four million, eight hundred and forty six thousand, six hundred and forty-nine dollars ($4,846,649).

 3.2          NON-IP ASSETS CONSIDERATION

              The full consideration for the Non-IP Assets shall be the following:

             (a) ten million, nine hundred and twenty five thousand, four hundred and eighteen dollars ($10,925,418 ); and

             (b)   the assumption by Saville Australia of the Assumed
                   Liabilities.

 3.3          COMPLETION DEBTS AND WORK IN PROGRESS WARRANTY

              BHA, BHAC and the Vendors' Guarantors covenant, warrant, represent and undertake to and with the Purchasers and each of them that the total true and correct face amounts of the Completion Debts and the Work in Progress are the amounts set out in Schedule 14.

 3.4          APPORTIONMENT

              The Non-IP Assets Consideration, other than the Assumed Liabilities, shall be apportioned between the Non-IP Assets as follows:

              (a)   $ 9,841,671 for the BHA Goodwill;

              (b)   $1.00 for the BHAC Goodwill;

              (c) $1.00 for the BHA Plant and Equipment (which sum, together with that which was paid in respect of the BHAC Plant and equipment, is apportioned and appropriated between each constituent item of the Plant and Equipment in Schedule 6 according to the respective values assigned thereto);

              (d)   $409,448 for the BHAC Plant and Equipment;

              (e)   $1.00 for the Inventory;

              (f) $264 for the Motor Vehicles (which sum is apportioned and appropriated between each constituent item of the Motor Vehicles in Schedule 5 according to the respective values assigned thereto);

              (g)   $1.00 for the Company Names;

              (h)   $1.00 for the Business Names;

              (i)   $1.00 for the Domain Names;

              (j)   $1.00 for the Brand Names;

              (k)   $1.00 for the Email Addresses

              (l)   $1.00 for the Telephone Services;

              (m) $1.00 for the Business Records (other than Excluded Business Records);

              (n) $1.00 for the cash, including cash on hand and cash equivalent and funds held with an bank or financial institution and security held or entitled to be held by BHAC at Completion;

              (o) $1.00 for the rights and benefits of the Vendor under the Business Contracts;

              (p) $1.00 for the rights and benefits of the Vendor under the Premises Leases;

              (q)   $1.00 for the Permits;

              (r)   $1.00 for all Business Claims;

              (s)   $1.00 for the Systems;

              (t)   $127,019 for the Prepayment Benefits;

              (u) $67,000 for the restraint of trade in respect of BHAC pursuant to clause 13;

              (v) $335,000 for the restraint of trade in respect of BHA pursuant to clause 13;

              (w) $135,000 for the restraint of trade in respect of John Edward Hendry pursuant to clause 13;

              (x) $10,000 for the restraint of trade of Prudence Marianne Hendry pursuant to clause 13; and

              (y)   $1.00 for the Other Assets.

 3.5          ALLOCATION OF PURCHASE PRICE

              The Vendors hereby direct the Purchasers to allocate the Purchase Price between the Vendors as follows:

              (a) To BHA: eleven million, four hundred and eight thousand, three hundred and thirty six dollars ($ 11,408,336); and

              (b) To BHAC: four million, two hundred and eighteen thousand, seven hundred and thirty-one dollars ($4,218,731).

 4.           COMPLETION

 4.1          COMPLETION DATE AND PLACE

              Completion shall take place at the offices of Clayton Utz, Brisbane, on 3 April 1998 at 4.30pm or such other date as the parties may agree upon in writing.

 4.2          VENDOR'S OBLIGATIONS ON COMPLETION

              Subject to the Purchaser satisfying its obligations under clause 43, the Vendor shall on Completion:

              (a)   (POSSESSION): give and deliver to the Purchaser:

                    (i)    the Plant and Equipment;
                    (ii)   Motor Vehicles;
                    (ii) Business Records (other than the Excluded Business Records);
                    (iv) hired, leased or any other assets the subject of any of the Business Contracts as are in the possession of the Vendor;
                    (v) Leased Properties (subject, where required, to the Lessor's consent);
                    (vi) all cash including cash on hand and cash equivalent and funds held with any bank or financial institution and security held or entitled to be held by at Completion; and

                    (vii)  Other Assets,

                    delivery to be made by leaving the same (other than goods in transit and Motor Vehicles used by Transferring Employees) where then situate or at such other location as may be agreed;

              (b) (TRANSFERS OF MOTOR VEHICLES): deliver to Saville Australia or its nominee appropriate forms of transfer, duly executed by the Vendor, of each of the Motor Vehicles and certificates of roadworthiness in respect of the same;

              (c) (CHANGE OF COMPANY NAME): deliver to Saville Australia certified copies of all documents evidencing the change of names of the Vendors pursuant to clause 135 hereof;

              (d) (TRANSFER OF BUSINESS NAMES): deliver to Saville Australia duly executed transfers (and/or its consent and/or the consent of any Related Body Corporate of the Vendors, in forms satisfactory to Saville Australia, naming Saville Australia as proprietor) of the Business Names;

              (e) (TRANSFER OF DOMAIN NAMES): deliver to Saville Australia duly executed transfers of the Domain Names and Email Addresses;

              (f) (TRANSFER OF INTELLECTUAL PROPERTY): deliver to Saville Ireland duly executed assignments of all trade marks, designs, patents and copyrights included in the Intellectual Property;

              (g) (TRANSFER OF BRAND NAMES): deliver to Saville Australia duly executed assignments of all Brand Names;

              (h) (CERTIFICATES OF REGISTRATION AND ORIGINALS OF PREMISES LEASES AND BUSINESS CONTRACTS): deliver to Saville Australia registration certificates and other documents of title for the Non-IP Assets and stamped originals of the Premises Leases and Business Contracts;

              (i) (NOTICES AND DOCUMENTS): deliver to Saville Australia or Saville Ireland as required such notices and other documents as may be required to be executed or registered under any Statute or otherwise or reasonably requested by a Purchaser in connection with the sale and/or assignment of the Assets;

         (j) (SERVICES): cause the Telephone Services to be transferred to Saville Australia or, as required by Saville Australia, surrender or cause to be surrendered all telephone and related lines, electricity, gas and other utility services of the Business as relate to the Leased Properties and use its best endeavours to assist the transfer or grant of such services or the grant of new services to Saville Australia;

         (k)  (PERMITS): assign or transfer the Permits to Saville Australia;

         (l) (BUSINESS CLAIMS): assign or transfer to Saville Australia the Business Claims;

         (m)  (SYSTEMS): assign or transfer the Systems to Saville Australia;

         (n) (PREPAYMENT BENEFITS): assign or transfer the Prepayment Benefits to Saville Australia;

         (o)  (QIT LICENCE): deliver the duly executed QIT Licence;

         (p) (KANGAROO POINT LEASE): deliver all documents necessary or desirable, duly stamped, to enable the surrender of the existing lease over the Kangaroo Point Premises referred to in clause 6.3 hereof and the new lease to Saville Australia pursuant to clause
              6.3 hereof, in form for immediate registration;

         (q) (UNCONDITIONAL FINANCIAL UNDERTAKING): deliver the duly executed Unconditional Financial Undertaking pursuant to clause 116 hereof;

         (r) (TECHNICAL ASSISTANCE AGREEMENT): deliver the duly executed Technical Assistance Agreement pursuant to clause 2.4 hereof; and

         (s) (OTHER OBLIGATIONS): each of the Vendors will perform all other obligations to be performed by a Vendor on Completion under any other clause of this Agreement.

 4.3     PURCHASERS OBLIGATIONS ON COMPLETION

         Subject to the Vendors satisfying their respective obligations under clause 4.2, on Completion:

         (a) Saville Australia shall pay or satisfy, as the case may be, to the Vendors the Non-IP Assets Consideration as adjusted to take into account all other payments or allowances due to be made on Completion by Saville Australia to the Vendors or by the Vendors to Saville Australia

         (b) Saville Ireland shall pay or satisfy as the case may be, to the Vendors the IP Assets consideration adjusted to take into account all other payments or allowances due to be made on Completion by Saville Ireland to the Vendors or by the Vendors to Saville Ireland; and

         (c) the Purchasers shall perform all other obligations to be performed by the Purchasers on Completion under any other clause of this Agreement.

 4.4     TITLE AND RISK

         (a) Upon Completion, title to the IP Assets shall pass to Saville Ireland free from all Encumbrances and title to the Non-IP Assets shall pass to Saville Australia free from all Encumbrances.

         (b) Upon Completion, risk in the IP Assets shall pass to Saville Ireland and risk in the Non-IP Assets shall pass to Saville Australia.

 4.5     SALE AND PURCHASE OF ASSETS INTERDEPENDENT

         The sale and purchase of each of the Assets is interdependent and shall be completed simultaneously.

 4.6     FURTHER ASSURANCE

         After Completion each of the Vendors shall do all other things reasonably necessary or reasonably required by Saville Ireland or Saville Australia for putting Saville Ireland or Saville Australia, as the case may be, in full possession and control of the IP Assets and the Non-IP Assets and to complete the transfer of the Assets. In particular the Vendors shall provide or cause to be provided to Saville Australia introduction to customers of the Business and the Vendors shall use their best endeavours to ensure that such customers become and remain customers of Saville Australia.

 4.7          SUCCESSION

              After Completion Saville Australia shall be entitled to represent itself to the suppliers and customers of the Business as the successor to the Vendors in the Business.

 5.           DEBTS AND LIABILITIES

 5.1          ASSUMED LIABILITIES

              At Completion Saville Australia shall assume the Assumed Liabilities.

 5.2          DEBTS AND LIABILITIES OWING BY THE VENDOR

              (a) Except for the Assumed Liabilities, no debts, obligations or liabilities of a Vendor in respect of the Business are being undertaken or assumed by a Purchaser, and accordingly, except for the Assumed Liabilities, the Vendors shall remain solely responsible for the payment, satisfaction and discharge of all such debts, obligations and liabilities and the Vendors shall pay and discharge in the ordinary course of business all such debts, obligations and liabilities.

              (b) Without in any way limiting clause 5.2(a), the Purchasers shall not undertake or assume any debt, obligation or liability of a Vendor:

                   (i) for any environmental conditions existing on or prior to Completion at any facility or Premises owned, operated or leased by a Vendor prior to Completion or at any site to which any material generated by a Vendor was transported prior to Completion or otherwise as a result of the conduct of the Business prior to Completion;

                   (ii) for any revenue or taxes attributable to periods prior to Completion;

                   (iii)  to any retired or other former Employees of a Vendor;

                   (iv) under any superannuation, pension or other benefit or welfare plan maintained at any time by a Vendor;

                   (v) under any agreements with any employees of a Vendor providing for severance payments; or

                   (vi) to another Vendor or Related Body Corporate or to any shareholder of a Vendor or Related Body Corporate.

 5.3          DEBTS OWING TO THE VENDOR AND TO THE PURCHASER

              (a) BHAC shall be entitled to receive and keep for its own benefit payment of the Completion Debts and in respect of the Work in Progress.

              (b) Saville Australia shall be entitled to receive and keep for its own benefit payments made or to be made in relation to all debts due to it for services provided, sold or supplied by it or otherwise due to it in the conduct of the Business after Completion.

 5.4          COLLECTION OF TRADE RECEIVABLES

              (a) Saville Australia shall for a period of six (6) months immediately following the Completion Date at no cost to BHAC and on behalf of BHAC provide staff assistance in relation to the collection of the Trade Receivables to the same extent as if the Trade Receivables were owned by Saville Australia.

              (b) Saville Australia shall invoice the Work in Progress after Completion, the timing for which shall be substantially similar to that used by Purchasers in conducting the Business in the ordinary course and, after such invoicing, treat such work in progress as a Trade Receivable in accordance with clause 5.4(a) hereof.

              (c) Any amount received by Saville Australia from a debtor of the Business shall, when the amount cannot be identified as having been paid in respect of a particular invoice, be applied in payment of the oldest outstanding debt of that debtor unless otherwise indicated in writing by that debtor.

 5.5          PURCHASER TO PASS ON OTHER DEBTS RECEIVED

              If Saville Australia receives a payment in respect of any of the Completion Debts (not being a Trade Receivable), Saville Australia shall promptly pay the amount received to BHAC.

 5.6          ACTIONS IN RESPECT OF COMPLETION DEBTS

              (a) The Purchaser shall not have authority to nor be obliged to commence, continue or defend either alone or jointly with or on behalf of BHAC, any legal action for the recovery of any Completion Debts.

              (b) The Purchaser shall not be liable for any loss or damage suffered by the Vendors as a result of or in any way arising from or in connection with any act, omission, neglect or default other than wilful neglect or default of Saville Australia, its servants or agents in relation to the staff assistance provided by Saville Australia in respect of the Trade Receivables.

              (c) Saville Australia shall for a period of 12 months after the Completion Date allow the Vendors reasonable access to and to photocopy the Business Records.

 6.           PREMISES LEASES

 6.1          ASSIGNMENT OF PREMISES LEASES

              In respect of each of the Premises Leases:

              (a) upon Completion BHAC shall assign its rights and benefits under the Premises Leases to Saville Australia with effect from Completion;

              (b) where the Premises Lease provides that assignments shall only be permitted following the lessor's consent then prior to such assignment any relevant lessor's consents, any necessary mortgagee consents and the consent of any other party which must give consent, shall be obtained by BHAC at the expense of BHAC;

              (c) Saville Australia shall accept such assignments and shall execute any agreements or deeds that may reasonably be required by the relevant lessor as a condition of the lessor's consent.

 6.2          DOCUMENTATION

              The Vendor will on Completion deliver to the Purchaser a true copy of the Premises Leases.

 6.3          KANGAROO POINT PREMISES

              (a) On Completion, BHA and BHAC shall each surrender any and all existing leases and licences in respect of that Leased Property situated at 59-69 Shaftson Avenue, Kangaroo Point, Brisbane.

              (b) On Completion BHA shall grant to Saville Australia a lease of that Leased Property situated at 59-69 Shafston Avenue, Kangaroo Point, Brisbane

              (c) The period of the lease shall commence on the Completion Date and expire on 30 June 1999.

              (d) The terms and conditions of the lease other than as hereinbefore set forth shall (sofar as reasonably applicable) be those set forth in the form of lease contained in Schedule 18.

 6.4          INDEMNITIES

              In respect of each of the Premises Leases assigned under clause
              6.1:

              (a) BHAC shall be responsible for complying with all obligations under each lease in respect of the period up to and including Completion and shall indemnify Saville Australia and keep Saville Australia indemnified against all liabilities, claims, demands, actions, suits, proceedings, costs, damages and expenses arising out of or in relation to the non-payment, non-observance, or non-performance of any obligations arising in respect of each lease on and before Completion; and

              (b) Saville Australia shall be responsible for complying with all obligations under each lease in respect of the period following Completion and shall indemnify and keep indemnified BHAC against all liabilities, claims, demands, actions, suits, proceedings, costs, damages and expenses arising out of or in relation to the non-payment, non-observance, or non-performance of any obligations arising in respect of each lease after Completion.

 6.5          OBLIGATIONS PENDING ASSIGNMENTS

              If any of the Premises Leases are not assigned to Saville Australia on Completion, then pending their assignment after
              Completion:

              (a) to the extent it is lawfully able, BHAC shall procure that such

                   Premises Lease continues in full force and effect and shall allow Saville Australia to use or occupy the properties the subject of such Premises Leases as licensee; and

              (b) to the extent it is lawfully able, Saville Australia shall perform all obligations of BHAC thereunder in respect of the period following Completion and BHAC shall, to the extent to which Saville Australia is unable to lawfully perform an obligation or exercise a right of BHAC under the Premises Lease, upon the request and at the expense of Saville Australia perform that obligation or exercise that right.

 7.           BUSINESS CONTRACTS

 7.1          ASSIGNMENT OF BUSINESS CONTRACTS ON COMPLETION

              (a) (ASSIGNMENT OF LISTED BUSINESS CONTRACTS):

                  (i) The Vendors and the Vendors' Guarantors represent and warrant that each of the other parties to each of the Business Contracts listed in Part A of Schedule 8 has agreed to those Business Contracts being assigned to Saville Australia and to performance of obligations being subcontracted to Saville Australia with effect on and from Completion;

                  (ii) BHA or BHAC, as the case may be, hereby assigns to Saville Australia the benefit of the Business Contracts listed in Part A of Schedule 8 and hereby sub-contracts to Saville Australia the performance of obligations under the Business Contracts listed in Part A of
                         Schedule 8, with effect on and from Completion.

              (b) (ASSIGNMENTS WITHOUT CONSENT OF NON-LISTED BUSINESS CONTRACTS): BHAC or BHA, as the case may be, hereby assigns to Saville Australia with effect on and from Completion the benefit of those of the Business Contracts not listed in Part A of Schedule 8 in respect of which assignments are permitted without the consent of the other party to such contract.

 7.2          NOVATIONS OR ASSIGNMENTS AFTER COMPLETION

              (a) For a period of 3 months after Completion, BHA and BHAC, as the case may be, shall use its best endeavours (short of paying money or providing other valuable consideration to or for the benefit of the other party thereto) with the cooperation of Saville Australia to procure the agreement of the other party to those of the Business Contracts not assigned or agreed to be assigned pursuant to clause 7.1 being novated or assigned to Saville Australia by and with effect from Completion.

              (b) On request by Saville Australia from time to time within 3 months after Completion, BHAC or BHA, as the case may be, shall at the expense of Saville Australia co-operate with Saville Australia in relation to any novation or assignment of any of the Business Contracts procured after Completion by Saville Australia.

              (c) The parties agree that the $250,000 paid by the Purchasers in respect of each Business Contract listed in Part B of
                   Schedule 8 will become due and payable within 90 days of Completion, unless the Business Contract is terminated by the other party to the Business Contract within 90 days of Completion.

              (d) If the $250,000 paid by the Purchaser in respect of a Business Contract listed in Part B of Schedule 8 does not become due and payable then the $250,000 paid in respect of that Business Contract will be refunded by the Vendors to the Purchasers within 100 days of Completion.

 7.3          OBLIGATIONS PENDING OR IF NO NOVATION OR ASSIGNMENT

              If any of the Business Contracts are not novated or assigned under clause 7.1 then, unless and until such a novation or assignment occurs under clause 7.2, if:

              (a) BHAC or BHA, as the case may be, is not prohibited from delegating or subcontracting performance of obligations under such Business Contract, Saville Australia shall perform on behalf of BHAC or BHA all obligations of BHAC or BHA thereunder in respect of the period following Completion and providing that Saville Australia performs such obligations, BHAC or BHA shall account to Saville Australia for any amounts paid by the other party to such Business Contract to BHAC or BHA after Completion in respect of that contract;

              (b) BHAC or BHA, as the case may be, is prohibited under any such Business Contract from delegating or subcontracting performance of some or all of the obligations thereunder:

                   (i) BHAC or BHA will retain the benefit of the Business Contract;
                   (ii) the Assumed Liabilities relating to the Business Contract will not be assumed by Saville Australia under clause 5.1;
                   (iii) Saville Australia will provide BHA or BHAC with the services reasonably necessary for BHA or BHAC to fulfill the obligations under the Business Contract;
                   (iv) Saville Ireland will licence to BHA or BHAC any Intellectual Property reasonably necessary for BHA or BHA to fulfil the obligations under the Business Contract;
                   (v) BHA or BHAC will, within 30 days after the end of each calendar month pay a fee to Saville Australia equal to the amount BHA or BHAC is entitled to receive under that Business Contract, during that calendar month, for the services supplied by Saville Australia;
                   (vi) BHA or BHAC will, at the written request of Saville Australia, do all things necessary to terminate the Business Contract as soon as possible, except for any act or omission which would result in BHA or BHAC being in breach of the Business Contract or would require the payment of money by BHA or BHAC due to the termination;
                   (vii) Saville Australia will assist BHA or BHAC in the enforcement of any or all rights of BHA or BHAC against the other party to the Business Contract.

 7.4          INDEMNITIES

              (a) Except for the Assumed Liabilities, BHAC or BHA, as the case may be, shall be responsible for complying with all obligations under the Business Contracts in respect of the period up to and including Completion, and shall indemnify Saville Australia and keep Saville Australia indemnified against all liabilities, claims, demands, actions, suits, proceedings, costs, damages and expenses arising out of or in relation to the non-payment, non-observance, or non-performance of any obligations arising under, or arising in respect of the Business Contracts or founded upon any fact, matter, occurrence, event or circumstance happening during or in respect of that period.

              (b) In respect of each of the Business Contracts assigned under this clause 7 Saville Australia is responsible for complying with all obligations under such Business Contracts in respect of the period following the effective date of assignment.

              (c) In respect of the Business Contracts where Saville Australia is to perform obligations under clause 7.3 for a particular period, Saville Australia indemnifies BHAC or BHA, as the case may be, and will keep BHAC or BHA indemnified against all liabilities, claims, demands, actions, suits, proceedings, costs, damages and expenses arising out of or in relation to the non-payment, non-observance, or non-performance of any such obligations of Saville Australia arising under, or arising in respect of such Business Contracts or founded upon any fact, matter, occurrence, event or circumstance happening during or in respect of that period for which Saville Australia is responsible under clause 7.3.

 8.           EMPLOYEES

 8.1          PARTICULARS OF EMPLOYEES

              The Vendors warrant that prior to the Completion Date BHAC has supplied to the Purchaser a current list of all the Employees giving details of the name, date of birth, sex, position, title or classification, salary or wage, relevant award, rate of remuneration and date of commencement of employment (and reason for termination of employment if it was broken for a period insofar as is necessary to determine long service leave entitlements), of each of the Employees and any actual, conditional or contingent entitlements to holiday pay, annual, sick and long service leave, any motor vehicle provided or allowance paid in lieu thereof and any other payments, allowances or benefits derived by each of the Employees by virtue of his employment by a Vendor and other relevant conditions of the employment of each of the Employees and all such amounts have been accrued on the Most Recent Balance Sheet.

 8.2          OFFER OF EMPLOYMENT

              Prior to Completion Saville Australia has offered employment to such of the Employees as are listed in Schedule 12 hereto, to commence from the day after the Completion Date. Unless otherwise agreed in writing by BHAC and Saville Australia the employment so offered shall be on terms and conditions as to wages and salaries no less favourable than those on which the Employees are employed on the date of this Agreement.

 8.3          ACCEPTANCE OF OFFERS OF EMPLOYMENT

              The Vendors shall use their best endeavours to procure the acceptance by those Employees receiving offers of employment in Saville Australia, or in the case of an apprentice procure that apprentice's agreement to the transfer of the indenture of apprenticeship, and as at the Specified Time the services of each Employee who accepts such offer of employment shall be terminated by the Vendor and shall be employed by Saville Australia.

 8.4          TRANSFERRING EMPLOYEES

              The following provisions apply to the Transferring Employees:

              (a) the Vendors will pay to each Transferring Employee the amount of is accumulated wages and salary entitlements as at the Specified Time whether pursuant to contract, award, statue or otherwise and in relation thereto, will keep the Purchasers indemnified against all claims made from time to time in the future after the completion Date by such Transferring Employee against a Purchaser;

              (b) the Vendors will pay each Transferring Employee all annual leave entitlements which exceed a period of 4 weeks as at the Specified Time; and

              (c) the Purchasers will indemnify the Vendors in respect of any payments made to Transferring Employees under clause 8.4(b).

8.5           PAYMENTS

              (a) Amounts payable under clause 8.4(a) will be paid within 7 days of the Completion Date.

              (b) Amounts payable under clause 8.4(b) will be paid within 30 days of the Completion Date.

              (c) Amounts payable under clause 8.4(c) will be paid within 10 days of the Vendors notifying that all payments under clause 8.4(b) have been paid.

 8.6          WRITTEN EVIDENCE OF PAYMENTS

              The Vendors shall furnish to Saville Australia on or before Completion full details of the calculation and written evidence of the receipt by any such Transferring Employee of any payment made directly to such Transferring Employee under this clause 8.

 8.7          INDEMNITY

              Subject to compliance by the Vendors with their obligations under clause 8.4, after the Completion Date Saville Australia shall be solely responsible for and shall keep the Vendors indemnified against all claims, costs and expenses associated with or made in respect of accumulated wages and salary attributable to the period after the Completion Date or associated with or made in respect of annual leave, sick leave and long service leave entitlements of the Transferring Employees whether attributable to their employment before or after the Completion Date, and Saville Australia covenants with the Vendors that it will treat every such Transferring Employee and deal with every such entitlement as if every such entitlement had been accrued by the respective Transferring Employee while in the employment of Saville Australia.

 8.8          SUPERANNUATION

              (a) In relation to each Transferring Employee, the Vendors shall retain the responsibility for and shall indemnify and keep indemnified Saville Australia in respect of any minimum superannuation support to be provided by the Vendors in respect of each such Employee up to and including the completion Date in terms of the provisions of the Superannuation Guarantee (Administration) Act, the Superannuation Guarantee Charge Act and any associated legislation and all costs, expenses, claims and charges in respect thereof.

              (b) In relation to each Transferring Employee, the Vendor shall retain the responsibility for and shall indemnify and keep indemnified Saville Australia in respect of any claim lodged or made by any such Transferring Employee and whether lodged prior to or subsequent to the Completion Date in relation to any other claim under any contract, law, regulation whatsoever in relation to the provision of superannuation benefits where and to the extent that such a claim is founded upon an event or circumstance alleged to have occurred during the claimant's employment by a Vendor.

              (c) Saville Australia shall not be obliged to make any contributions to any superannuation fund to which contributions formerly were made by any such Vendor in respect of any relevant Transferring Employee.

                   Saville Australia however may offer alternative superannuation arrangements to those Employees on such terms and in its absolute discretion as it thinks fit.

 8.9          WORKERS' COMPENSATION

              In relation to each Transferring Employee, the Vendors shall retain the responsibility for and shall indemnify Saville Australia in respect of any workers' compensation claim lodged by any such Transferring Employee and whether lodged prior or subsequent to the Completion Date where and to the extent that such claim is founded upon an event or circumstance alleged to have occurred during the claimant's employment by a Vendor.

 8.10         REDUNDANCY PAYMENTS

              The Vendors shall be liable for and shall indemnify Saville Australia in respect of all amounts payable by way of redundancy payments and payments in lieu of notice of termination to the Employees (other than Transferring Employees) arising from termination of their employment by a Vendor whether before, on or after the Completion Date.

 9.           CLAIMS BY CUSTOMERS

 9.1          PURCHASER'S AFTER-SALES SERVICE OBLIGATIONS

              Saville Australia shall upon reasonable written request by BHAC provide reasonable staff assistance to BHAC:

              (a)  in the investigation and settlement of any Customer Claims;

              (b) in undertaking any timely rectification or replacement of defective or unsatisfactory services provided, sold or supplied, which are the subject of any such Customer Claims; and

              (c) in pursuing recovery through the normal avenues from any principal, manufacturers or suppliers.

 9.2          VENDOR'S INDEMNITY

              BHAC shall indemnify Saville Australia in respect of any losses, expenses, liabilities, damages and costs, which are not Assumed Liabilities, resulting from or incurred by Saville Australia in connection with any Customer Claims including any costs incurred by Saville Australia in providing staff assistance under clause 9.1.

 9.3          CONDUCT OF LITIGATION

              (a) Saville Australia shall keep BHAC fully informed of all Customer Claims which have been presented to Saville Australia or of which Saville Australia is aware and BHAC shall be entitled to inspect all records relating to such Customer Claims.

              (b) BHAC shall at all times be entitled to take over and conduct at its own cost any action associated with any Customer Claims.

              (c) Saville Australia shall not make any admissions prejudicial to the interests of BHAC to customers in relation to any Customer

                   Claims and shall permit BHAC to have full control of the satisfaction, defence and settlement of Customer Claims.

 9.4          PURCHASER IS RESPONSIBLE FOR POST-COMPLETION SERVICES

              Saville Australia shall be responsible for satisfying and bearing all costs associated with all claims made in respect of services of the Business which after the Completion Date are provided, sold or supplied by Saville Australia and shall keep BHAC indemnified against all liability of whatsoever nature in relation to any such claims.

 10.          ACCESS TO EXCLUDED BUSINESS RECORDS AFTER COMPLETION

              BHAC shall for a period of 36 months after the Completion Date allow Saville Australia reasonable access to and to photocopy the Excluded Business Records.

 11.          WARRANTIES

 11.1         VENDOR'S WARRANTIES

              (a) As part of the terms of the sale of the Assets and the Business the Vendors jointly and each of them severally and the Vendors' Guarantors covenant, warrant, represent and undertake to and with the Purchasers and each of them in the terms set out in Schedule 7 and so warrant as at a time immediately before Completion it being a term of this Agreement that each of the covenants, warranties, undertakings and representations are true and correct, except as set forth in the Disclosure Schedule, in every respect and shall be construed separately and the meaning of each shall in no way be limited by reference to any other clause or paragraph contained herein.

              (b) The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in Schedule 7, and the disclosures in any paragraph shall qualify only the corresponding paragraph in Schedule 7.

              (c) The Warranties are given subject to matters fully and completely disclosed in the Disclosure Schedule. Neither Saville Australia nor Saville Ireland may claim that any fact or circumstance disclosed in the Disclosure Schedule in respect of a Warranty constitutes a breach of that Warranty.

              (d) The Vendors shall not be liable for any loss or damage (including consequential loss) for which the Vendors may otherwise have been liable arising from breach of a Warranty but for the Vendors having disclosed a fact or circumstance in respect of that Warranty in the Disclosure Schedule.

              (e) No other information relating to the Business or the Assets of which Saville Australia or Saville Ireland has knowledge actual or constructive will, subject to this clause 11 prejudice any claim made by Saville Australia or Saville Ireland under any Warranty nor operate to reduce any amount recoverable.

 11.2         SURVIVAL OF WARRANTIES AND COVENANTS

              Each of the representations, warranties, covenants and undertakings herein contained shall remain in full force and effect on and after the Completion Date notwithstanding Completion, and is and shall be given to the intent that liability thereunder shall not be confined to breaches discovered on or prior to the Completion Date.

 11.3         ASSISTANCE

              (a) Each of the Vendors shall on and from the Completion Date take all such steps and provide all such information and documents with regard to the Business and the Assets as the Purchasers or either of them, their solicitors, accountants and other advisers may reasonably require, and shall give such assistance and facilities as they may reasonably require to enable them to fully review the Business and the Assets and to satisfy themselves respectively as to the accuracy of the representations, undertakings, warranties and covenants contained herein.

              (b) No information relating to the Business of which the Purchasers have knowledge (actual or constructive) shall prejudice any claim made by the Purchasers or either of them under or operate to reduce any amount recoverable by the Purchasers or either of them for breach of any of the covenants, warranties, representations and undertakings contained in this Agreement and without prejudice to the generality of the foregoing the Vendors agree that the rights and remedies of each of the Purchasers in relation to any of the covenants, warranties, representations and undertakings contained in this Agreement shall not be affected by any investigation made or to be made by or on behalf of the

                   Purchasers about the Business.

 11.4         INDEMNITY

              Each of the Vendors and the Vendors' Guarantors shall indemnify and hold each of the Purchasers harmless against all losses, claims, costs, demands, liabilities and expenses whatsoever and howsoever arising, whether by way of depletion of the Assets or diminution of the Goodwill or otherwise, which may be suffered, sustained or incurred by either of the Purchasers as a result of or in respect of whether directly or indirectly a breach by any of the Vendors or the Vendors' Guarantors of any of the warranties, covenants, undertakings or representations referred to or contained in this Agreement or in any Schedule or any certificate, document or instrument executed in connection herewith.

 11.5         LIMITATION OF INDEMNITIES

              (a)  The Purchasers have no right to indemnification under clause
                   11.4 with respect to the actual or alleged breach of any representation or warranty in sections 2(a) through (d), 3(f) through (k), 5, 6, 7, 8, 9, 10, 13, 14, 16, 17, 18, 19, 20,
                   21, and 22 of Schedule 7, except with respect to matters as to which a Vendor has received a claim by written notice, specifying the details of the claim on or before the date three (3) years after the Completion Date.

              (b)  The Purchasers have no right to indemnification under clause
                   11.4 with respect to the actual or alleged breach of any representation or warranty in sections 4 and 11 of Schedule 7, except with respect to matters as to which a Vendor has received a claim from a Purchaser by written notice, specifying the details of the claim on or before 90 days after the expiration of the applicable underlying statute of limitations.

              (c) The right of the Purchasers to be indemnified under clause 11.4, for indemnification with respect to the actual or alleged breach of any representation or warranty in sections 2(a) through (d), 3(f) through (k), 5, 6, 7, 8, 9, 17, 18,
                   20, 21, 22 and 23 of Schedule 7, is limited to the amount of the Purchase Price.

              (d)  The right of the Purchasers to be indemnified under clause
                   11.4 shall not apply until the sum of the damages suffered by the Purchasers on a cumulative basis, as to which the Purchasers would be entitled to indemnification under clause
                   11.4 but for the provisions of this sentence, equals or exceeds $50,000, at which point the Vendor's are liable for all such damages, not just amounts in excess of $50,000.

              (e) Notwithstanding the foregoing, this clause 11.5 shall not apply in the event that a Vendor or the Vendor's Guarantor has actual knowledge of a breach of a representation or warranty as at the Completion Date.

              (f) If, after the Vendors have made a payment to the Purchaser pursuant to a Business Claim made under the Warranties, the Purchaser receives any insurance payable by reason of the matters to which the Business Claim specifically relates, then the Purchaser must forthwith repay to the Vendors a sum corresponding to the amount of such payment.

              (g) If any facts arise to the knowledge of Saville Australia or Saville Ireland which might give rise to a Business Claim under the Warranties, Saville Australia must promptly give written notice of that Business Claim to the Vendors setting out reasonable particulars thereof and if then determinable a reasonable estimate of the amount of the Business Claim provided that delay or failure to notify shall not prejudice or waive the rights of Saville Australia or Saville Ireland except to the extent that the Vendors have been harmed by such delay or failure.

              (h) Saville Australia must, if the Vendors request within 28 days of the notice referred to in sub-clause 11.5(g) being given and thereafter with due expedition, take such action as the Vendors may reasonably request from time to time by notice to Saville Australia including, without limitation:

                   (i) prosecute any action or proceedings, judicial or otherwise, including the making of any counter claim or cross claim against any person;

                   (ii) conduct any negotiations and participate in any investigation in respect of each Business Claim;

                   (iii) not accept, pay or compromise any Business Claim without the Vendors' prior written consent;

                   (iv) cooperate and procure its solicitors, accountants and other representatives to cooperate with the Vendor and its solicitors, accountants and other representatives in respect of such Business Claim including, without limitation, access by the Vendor or any of its solicitors, accountants or other representatives to all the books, documents files and records and appropriate personnel of Saville Australia, in order to cause the demand or other action prompting the Business Claim to be withdrawn or to appeal against, compromise, contest, defend or settle such demand or other action. The matters referred to in sub-clauses 11.5(h)(i) to 11.5(h)(iv) may be conducted by the Vendor in the name and on behalf of the Purchaser. The Purchaser will not have any obligation to act at the request of the Vendors nor may the Vendors conduct the matters referred to in sub-clauses 11.5(h)(i) to 11.5(h)(iv) in the name of the Vendors on behalf of the Purchaser unless and until it is indemnified to the Purchaser's reasonable satisfaction by the Vendors against all losses, costs, damages and expenses which may be incurred.

         (i) The Purchasers have no right to indemnification under clause 11.4 for any loss, or liability (including consequential loss) in connection with the fitness of the IP Assets for any purpose where the Vendor has not used the IP Assets for that purpose, is not presently using the IP Assets for that purpose or has not proposed as at Completion to use the IP Assets for that purpose in the Business.


11.6     UNCONDITIONAL FINANCIAL UNDERTAKING

         (a) The Vendors will on the Completion Date, provide security in the form of an unconditional and irrevocable financial undertaking from National Australia Bank ("THE UNDERTAKING"), for any loss or damage that a Purchaser may suffer for which it is entitled to indemnification by a Vendor or the Vendors' Guarantors pursuant to this Agreement.

         (b) The Undertaking will be in the form and for the amount specified in Schedule 2.1.

         (c) All charges incurred by the Vendors in obtaining and maintaining the Undertaking will be met by the Vendors.

         (d) If, 6 months after the Completion Date, a Purchaser has not suffered or there has been no claim for any loss or damage for which a Purchaser is entitled to indemnification by a Vendor or the Vendors' Guarantors pursuant to this Agreement, the Purchasers will, within 14 days after receiving a written request from the Vendors, release the Undertaking in exchange for another Undertaking in substantially the same form for half of the sum specified in Schedule 21.

         (e) If, 12 months after the Completion Date, a Purchaser has not suffered or there has been no claim for any loss or damage for which a Purchaser is entitled to indemnification by a Vendor or the Vendors' Guarantors pursuant to this Agreement, the Purchasers will, within 14 days after receiving a written request from the Vendors, release the Undertaking.

 11.7         YEAR 2000 WORK

              The Vendors have made certain representations and warranties of Year 2000 Compliance to customers of the Vendors' products known as CMS and MMS. The Vendors represent and warrant that no more than 500 and 600 professional hours are required to perform such representations and warranties in respect of CMS and MMS, respectively. To the extent that Saville Australia reasonably requires more than the hours set forth in the immediately preceding sentence to perform such representations and warranties or to make CMS and MMS Year 2000 Compliant, the Vendors shall promptly pay to Saville Australia $75 per additional professional hour required for such tasks. For the purposes of this clause 11.7, a product shall by Year 2000 Compliant if and when such product has the functionality set forth in clauses 3.(k)(iv) through 3.(k)(x) of Schedule 7.

 11.8         MUTUAL WARRANTIES

              Each party warrants to each other party as at the date of this Agreement and on Completion that:

              (a) it has the power and authority to enter into and perform its obligations under this Agreement;

              (b) this Agreement constitutes a legal, valid and binding obligation of it fully enforceable (subject to due stamping) in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting creditors rights generally and general principles of equity);

              (c) its execution, delivery and performance of this Agreement do not and will not violate in any respect any provision of:

                   (i) any legislation or rule of law or regulation, authorisation, consent or other order or decree of any government, authority of or applicable in its country of incorporation;

                   (ii) its constitution, Memorandum and Articles of Association or any legislation, bylaws, rules or other documents constituting it or governing its activities; or

                   (iii) any instrument to which it is a party or which is binding upon it or any of its assets and do not and will not result in the creation or imposition of any incumbrance or restriction of any nature on any of its assets; and

              (d) no petition has been issued or is pending or is threatened to be issued against it to wind it up, it has not resolved to commence a winding up and no action has been taken or threatened to be taken to place it in receivership or voluntary administration, and no action has been taken or threatened to be taken to seize or take possession of any of its assets nor has any sequestration order been made or writ of execution been issued against it or any of its assets.

 11.9         ACKNOWLEDGMENT

              Each of the Vendors and the Vendors' Guarantors acknowledges that each of the Purchasers has entered into this Agreement in reliance on the warranties and covenants set out in this Agreement.

 12.          INTELLECTUAL PROPERTY

 12.1         TECHNICAL ASSISTANCE

              The Vendors agree to cause John Edward Hendry and John Edward Hendry agrees to and shall on Completion execute a technical assistance agreement in the form set out in Schedule 19 with Saville Australia as a part of the consideration and inducement for Saville Australia and Saville Ireland to buy the Business and the Assets.

 12.2         EMPLOYEES AND CONTRACTORS PERMITTED TO DISCLOSE

              Without limiting the generality of any other provision of this Agreement, the

              Vendors will authorise:

              (a) all present employees, officers, agents, advisers and independent contractors of the Business to disclose to the Purchasers any of the Intellectual Property on or prior to the Completion Date; and

              (b) any past employee, officer, agent, adviser or independent contractor of the Business to disclose to the Purchasers any of the Intellectual Property, as and when required by the Purchasers.

 13.          RESTRAINT OF TRADE

 13.1         RESTRAINT OF TRADE

              To protect the interests of Saville Australia in the Goodwill, each of the Vendors and the Vendors' Guarantors covenants with and undertakes to the Purchasers and each of them that none of the Vendors, the Vendors' Guarantors or any of their Related Bodies Corporate will directly or indirectly:

              (a)

                   (i) undertake, carry on or be engaged in or concerned with or interested in any business which is directly or indirectly competitive with the Business;
                   (ii) canvass or solicit any person who or which at any time during the 12 months immediately preceding the Completion Date is or was a client or customer of the Business;
                   (iii) be a lender to or guarantor for any person, firm or
                         company which is engaged in any business referred to in paragraph (i) of this clause 13.1(a) in competition with Saville Australia;
                   (iv) canvass or solicit any Transferring Employee to leave his employment with Saville Australia;
                   (v) counsel, procure or otherwise assist any person to do any of the acts referred to in any of the above paragraphs of this clause 13.1(a);

              (b)
                   (i)    on its own account;
                   (ii) jointly with or on behalf of any other person, firm or company;
                   (iii) as an employee, manager, director, shareholder, member, partner, joint venture participant, consultant or in any other capacity;

              (c)
                   (i)    within Queensland;
                   (ii)   within New South Wales;
                   (iii)  within Victoria;
                   (iv)   within Tasmania;
                   (v)    within the Australian Capital Territory;
                   (vi)   within South Australia;
                   (vii)  within Western Australia;
                   (viii) within the Northern Territory;
                   (ix)   Malaysia;
                   (x)    Singapore;
                   (xi)   France;

              (d)
                   (i)    for the period of one year after the Completion Date;
                   (ii) for the period of one year commencing on the first anniversary of the Completion Date;
                   (iii) for the period of one year commencing on the second anniversary of the Completion Date;
                   (iv) for the period of one year commencing on the third anniversary of the Completion Date.

 13.2         NO SHARE ENTITLEMENTS

              To further protect the interests of Saville Australia in the goodwill of the Business each of the Vendors and the Vendors' Guarantors each covenants with and undertakes to Saville Australia that neither of the Vendors nor the Vendors' Guarantors will at any time during the periods described in clause 13.1(d) be entitled (within the meaning of section 609 of the Corporations
              Law) to shares in any body corporate doing any of the things referred to in clause 13.1(a) within any of the territories described in clause 13.1(c) other than shares in Saville Ireland or no more than 5% of the shares in any listed public company.

 13.3         SEVERANCE

              If any part or any provision or part of a provision of clauses
              13.1 or 13.2 shall be held or found to be void, invalid or otherwise unenforceable it shall be deemed to be severed to the extent that it is void or to the extent of voidability, invalidity or unenforceability but the remainder of that clause shall remain in full force and effect.

 13.4         RECEIPT OF LEGAL ADVICE

              Each of the Vendors and the Vendors' Guarantors each warrants that it has received independent legal advice with respect to the provisions of this clause 131 and considers them to go no further than reasonably necessary to protect the Goodwill.

 13.5         CHANGE OF VENDORS' NAMES

              (a) With effect on and from Completion, each of the Vendors will change its name to such other name as it shall think fit not using the words "BHA" or "BHA Computer" or any colourable imitation thereof.

              (b) Each of the Vendors undertakes that it will not directly or indirectly attempt to register as a company name, business name or trade mark, the name "BHA" or the name "BHA Computer" or any of the Brand Names or associated devices or logos in any manner or combination whatever in relation to computer software or hardware or telecommunications products or services.

14.           GUARANTEES AND INDEMNITIES

14.1          GUARANTEE OF VENDORS' OBLIGATIONS AND INDEMNITY

              (a) This Agreement is entered into by each of the Purchasers at the request of the Vendors' Guarantors and upon condition that the Vendors' Guarantors should guarantee to each of the Purchasers the due performance and observance by the Vendors jointly and severally of the terms, covenants and conditions of this Agreement to be observed and performed by the Vendors whether jointly or severally.

              (b) The Vendors' Guarantors by his execution of this Agreement hereby guarantees to the Purchasers jointly and severally the due performance and observance by the Vendors jointly and severally of each and every of the obligations of each of the Vendors undertaken by each of the Vendors in entering into this Agreement, and without limiting the generality of the foregoing, the due and punctual payment to the Purchasers and each of them of all money due or which may become due from the Vendor hereunder or arising out of any breach by the Vendors or any of them of the terms, covenants, conditions and warranties contained in or implied by this Agreement ("VENDORS' OBLIGATIONS").

              (c) If the Vendors or any of them defaults or fails to make any such payment, or upon any breach or non-observance of any of the said terms, covenants, conditions and warranties, and notwithstanding that this Agreement may be terminated or liable to termination at the instance of the Purchasers or either of them, the Vendors' Guarantors shall be responsible to the Purchasers and each of them in respect of the Vendors' Obligations in the same manner as if the Vendors' Guarantors was a Vendor or the Vendors under this Agreement.

              (d)  It is further agreed and declared that the provisions of
                   Schedule 10 apply to and are deemed to be incorporated in the guarantee contained in this Agreement.

              (e) The Vendors' Guarantors hereby covenants and agrees with the Purchasers and each of them to indemnify and keep indemnified the Purchasers and each of them from and against all and any loss, damage, cost, charge or expense or other liability whatsoever and howsoever incurred by the Purchasers or either of them in connection with or in consequence of or arising out of any breach or default or attempted breach or default by the Vendors or any of them of any of the obligations of the Vendors or any of them of the Vendors' Obligations.

              (f) The Vendors' Guarantors will pay any moneys due to the Purchasers or either of them by reason of this indemnity on demand.

              (g) The indemnity contained in clause 14 is a separate and distinct and principal obligation of the Vendors' Guarantors and shall not be construed otherwise.

 14.2         GUARANTEE OF SAVILLE AUSTRALIA'S OBLIGATIONS AND INDEMNITY

              (a)
                   (i) this Agreement is entered into by the Vendors at the request of Saville Ireland and upon condition that Saville Ireland should guarantee to the Vendors the due performance and observance by Saville Australia of the terms, covenants and conditions of this Agreement to be observed and performed by Saville Australia;

                   (ii) Saville Ireland by his execution of this Agreement hereby guarantees to the Vendors the due performance and observance by Saville Australia of each and every of the obligations of Saville Australia undertaken by Saville Australia in entering into this Agreement, and without limiting the generality of the foregoing, the due and punctual payment to the Vendors of all money due or which may become due from Saville Australia hereunder or arising out of any breach by Saville Australia of the terms, covenants, conditions and warranties contained in or implied by this Agreement;

                   (iii) if Saville Australia defaults or fails to make any such payment, or upon any breach or non-observance of any of the said terms, covenants, conditions and warranties, and notwithstanding that this Agreement may be terminated or liable to termination at the instance of the Vendors, Saville Ireland shall be responsible to the Vendors in the same manner as if Saville Ireland was Saville Australia hereunder; and

                   (iv) it is further agreed and declared that the provisions of clauses 2 and 3 of Schedule 10 shall apply to and be deemed to be incorporated in the guarantee herein contained.

              (b)
                   (i) Saville Ireland hereby covenants and agrees with the Vendors to indemnify and keep indemnified the Vendors from and against all and any loss, damage, cost, charge or expense or other liability whatsoever and howsoever incurred by the Vendors in connection with or in consequence of or arising out of any breach or default or attempted breach or default by Saville Australia of any of the obligations of Saville Australia under or arising out of this Agreement;

                   (ii) Saville Ireland will pay any moneys due to the Vendors by reason of this indemnity on demand; and

                   (iii) the indemnity contained in clause 14.2(b) is a separate and distinct and principal obligation of Saville Ireland and shall not be construed otherwise.

15.           GENERAL

15.1          FURTHER ASSURANCE

              The parties covenant and agree that each will do all acts and things and execute all deeds and documents and other writings as are from time to time reasonably required for the purposes of or to give effect to this Agreement.

15.2          GOVERNING LAW

              This Agreement shall be governed by and construed in accordance with the laws of the State and the parties agree to submit to the jurisdiction of the Courts in the State.

15.3          WAIVER

              No waiver of any breach of this Agreement shall be held or construed to be a waiver of any other subsequent or antecedent breach of this Agreement.

15.4          SET-OFF

              Any undisputed amounts due and payable by any party to another pursuant to this Agreement may be set-off against any other undisputed amount or amounts that may be due and payable on the same day to the firstmentioned party by the other provided that the firstmentioned party when tendering payment shall accompany the same with a statement setting out details of the gross amount owing and all individual amounts set-off against the same.

15.5          NOTICES

              All notices, requests, consents and other documents authorised or required to be given by or under this Agreement shall be given in writing and either personally served or sent by facsimile transmission ("FAX") addressed as follows:

THE VENDORS
TO:               BHA Computer Pty Ltd ACN 068 883 429
ADDRESS:          C/- Dr J Hendry
                  37 Carwoola Street
                  BARDON QLD 4065
FAX NO:
WITH COPIES TO:   Minter Ellison,  Level 22, Waterfront Place, 1 Eagle
                  Street, BRISBANE QLD 4000
                  Attention: WD Thomson

                  Fax No:  (07) 3229 1066

TO:               BHA PTY LTD ACN 009 937 606
                  C/- Dr J Hendry
                  37 Carwoola Street
                  BARDON QLD 4065

FAX NO:
WITH COPIES TO:   Minter Ellison,  Level 22, Waterfront Place, 1 Eagle
                  Street, BRISBANE QLD 4000
                  Attention: WD Thomson

FAX NO:           (07) 3229 1066

THE PURCHAERS
TO:               Saville Systems Aust.  Pty Ltd
                  ACN 080 026 551
ADDRESS:          C/- Clayton Utz, 215 Adelaide Street, Brisbane,
                  Queensland
                           Attention: Jeremy Charlston
FAX NO:           (07) 3292 7950
WITH COPIES TO:   Mike Cayer, Saville Systems PLC, 1 Van de Graff
                  Drive,  Burlington Massachusetts 01803, United States
                  of America
                           Fax No:  0015 1 781 270 6503

TO:               Saville Systems PLC
ADDRESS:          C/- Clayton Utz, 215 Adelaide Street, Brisbane,
                  Queensland
                           Attention: Jeremy Charlston
FAX NO:
WITH COPIES TO:   Mike Cayer,  Saville Systems Aust.  Pty Ltd ACN 080
                  026 551, 1 Van de Graff Drive,  Burlington
                  Massachusetts 01803, United States of America
                           Fax No:  0015 1 781 270 6503


THE VENDORS' GUARANTORS
TO:                        John Edward Hendry
ADDRESS:          37 Carwoola Street, Bardon Brisbane 4065
FAX NO:

TO:                        Prudence Marianne Hendry
ADDRESS:          37 Carwoola Street, Bardon Brisbane 4065
FAX NO:

              Notices, requests, consents and other documents ("NOTICES") shall be deemed served or given:

              (a) if personally served by being left at the address of the party to whom the Notice is given between the hours of
                      9.00 am and 5.00 pm on any Business Day, then in such case at the time the Notice is so delivered;

              (b) if sent by fax, then in such case when successfully transmitted during business hours, or if not during business hours, then when business hours next commence.

              Any party may change its address for receipt of Notices at any time by giving notice of such change to the other party. Any Notice given under this Agreement may be signed on behalf of any party by the duly authorised representative of that party and shall be sent to all other parties to this Agreement.

15.6          PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY

              Each of the parties shall procure that neither it nor any of its Related Bodies Corporate shall make any public announcement or disclosure to any person in relation to this Agreement or information of which it has become aware in connection with this Agreement unless it first consults with and obtains the agreement in writing of the other parties, which agreement shall not be unreasonably withheld, provided however that:

              (a) no party shall be entitled to withhold agreement in the case of a public announcement or notification where and to the extent that the same is required by law, legal process or stock exchange rule; and

              (b) a party shall be entitled to make such disclosures to the directors, secretary, professional advisers and bankers of that party and its Related Bodies Corporate so long as the party uses all reasonable endeavours to ensure that the matters disclosed are kept confidential.

15.7          COUNTERPARTS

              This Agreement may be signed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same document.

15.8          MODIFICATION

              This Agreement may not be modified, amended, added to or otherwise varied except by a document in writing signed by each of the parties or signed on behalf of each party by a director under hand.

15.9          STAMP DUTIES

              The Purchaser shall bear all stamp duties (apart from receipts duties, financial institutions duties or bank account debits taxes which shall lie between the parties as they fall) assessed on or in relation to this Agreement or in connection with any of the matters or transactions or sales under this Agreement or in pursuance of any document drawn in consequence of this Agreement.

15.10         LEGAL COSTS

              Each party shall bear their own legal costs in relation to this Agreement.

15.11         MERGER

              The rights and obligations of the parties in respect of agreements, indemnities, covenants and warranties contained herein shall be continuing agreements, covenants, indemnities and warranties, and accordingly shall not be merged or extinguished by or upon Completion or be prejudiced or affected by the acceptance by the Purchasers of the Assets pursuant to this Agreement or by the payment of the Purchase Price or any part thereof or any other moneys payable under this Agreement. Notwithstanding Completion of the sale and purchase of the Assets, the provisions of this Agreement shall remain in full force and effect as to the obligations of the parties respectively remaining to be performed after Completion.

15.12         SURVIVAL OF CERTAIN PROVISIONS

              (a) Clause 15 survives the rescission or termination of this Agreement.

              (b) If this Agreement is rescinded or terminated, no party is liable to the other parties except in respect of any breach of this Agreement occurring before rescission or termination.

15.13         ENTIRE AGREEMENT

              This Agreement contains the entire understanding of its parties as to its subject matter and any and all previous understandings or agreements on that subject matter cease to have any effect from the date of this Agreement.

EXECUTED as a Deed.

                                  SCHEDULE 7.

                                   WARRANTIES


1.   CAPACITY

     (a) (NECESSARY CORPORATE ACTION BY VENDOR): Each of the Vendors has taken all corporate action necessary to authorise it to execute, deliver and perform this Agreement and all instruments, documents and agreements to be executed and delivered in connection herewith, and to complete the transactions contemplated hereby and thereby, and this Agreement and all instruments, documents and agreements delivered or to be delivered in connection herewith shall upon execution thereof be valid, binding and enforceable in accordance with their respective terms.

     (b) (VENDORS DULY INCORPORATED): Each Vendor is duly incorporated and validly existing under the laws of Queensland and is authorised and qualified to own and operate the Assets and to conduct the Business in all jurisdictions where the Assets or Business are owned operated or conducted or in which the nature of its business or the ownership or leasing of its properties requires such qualification. Each Vendor has full power as authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     (c) (VENDORS' AND THE VENDORS' GUARANTORS' AUTHORITY): Each Vendor and each of the Vendors' Guarantors has the legal right, capacity and full power and authority to enter into this Agreement, to perform its respective obligations hereunder and each Vendor has the legal rights capacity and full power and authority to transfer good and valid title to the Assets and the Business to the Purchaser on and subject to the terms and conditions of this Agreement.

     (d) (NO RECEIVER): No receiver or official manager has been appointed of the whole or any part of the Assets or undertaking of the Business, and no such appointment has been threatened or is envisaged by each of the Vendors and no judgment has been obtained nor any execution or process of any court or other authority been issued against or been levied or enforced upon each of the Vendors partly or wholly in respect of the Business or the Assets or any part thereof.

     (e) (NO LIQUIDATION OR OFFICIAL MANAGEMENT): No Vendor is in liquidation or official management, and no order, petition, application, proceeding, meeting or resolution has been made, presented, brought, called, threatened or passed for the purpose of liquidating any Vendor or placing any Vendor in official management.

     (f) (NO INSOLVENCY OR INABILITY TO PAY DEBTS): No Vendor has stopped payment to any creditor or is insolvent or unable to pay its debts for the purposes of section 460 of the Corporations Law or otherwise, and there is no unfulfilled or unsatisfied judgment or court order outstanding against the Vendor, and there has been no unreasonable delay by the Vendor in any payment of any obligation due for payment.

     (g) (NO MORTGAGEE IN POSSESSION): No mortgagee is or is entitled to be in possession of the whole or any part of the Assets or Business.

     (h) (NO TRADE PRACTICES ACT INFRINGEMENT): There is no agreement, arrangement or activity whether by commission or omission in which any Vendor has been or will be concerned which infringes or which has been or which is required to be authorised under the Trade Practices Act or any other anti-trust legislation in relation to the Assets or the Business.

     (i) (NO CONSENT REQUIRED): No authorisation, approval or consent is required in order for the Vendors and the Vendors' Guarantors to enter into and perform their respective obligations under and pursuant to this Agreement.

     (j) (NO LEGAL ACTION): No legal action, suit or proceeding judicial or administrative, or governmental investigation, is current or pending or, to the best of the knowledge, information and belief of the Vendors and the Vendors' Guarantors after full inquiry in respect thereof has been made by the Vendors and the Vendors' Guarantors, threatened against any Vendors or the Vendors' Guarantors which on determination would prohibit consummation of this Agreement by the Vendors or the Vendors' Guarantors.

     (k) (EXECUTION WILL NOT RESULT IN BREACH): The execution, performance and delivery of this Agreement and all documents executed pursuant hereto by the Vendors or the Vendors' Guarantors and the completion of the transactions contemplated hereby or thereby do not and will not, directly or indirectly, with or without the giving of notice or the lapse of time or both:

          (i) result in the breach of the terms and conditions of or constitute a default under or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under any agreement or undertaking oral or written or any indenture or instrument by which any Vendor, the Vendors' Guarantors, the Assets or the Business may be affected or bound which consequence would have a material adverse affect on the Assets or the Business; or
          (ii) violate or be in conflict with or constitute a default under or permit the termination of any provision of or result in the acceleration of or give the right to accelerate the maturity or performance of any obligation of any Vendor or the Vendors' Guarantors which would have a material adverse affect on the Assets or the Business or result in the creation or imposition of any Encumbrance upon any of the Assets or the Business or the Premises under any agreement, undertaking, licence or permit to which any Vendor is a party or by which it or the Assets, the Business or the Premises is or may be bound; or

          (iii) breach or contravene any order, writ, rule, regulation, injunction or decree of any court, administrative agency or governmental body, or any statute, code, rule or regulation applicable to any Vendor, the Vendors' Guarantors, the Assets or the Business or by which any Vendor or the Vendors' Guarantors may be bound; or

          (iv) require the filing with, or the obtaining of any permit, consent, approval, authorisation, qualification, acknowledgment or licence of any third party or of any domestic or foreign governmental or regulatory authority or give any domestic or foreign governmental or regulatory authority the right to challenge any of the transactions contemplated by this Agreement; or
          (v) violate or conflict with or result in a breach of or constitute a default under or result in the imposition of any Encumbrance under the provisions of the Memorandum or Articles of Association of any Vendor or any resolution adopted by the Board of Directors or stockholders of any Vendor.

2.   ACCOUNTS

     (a)  (ACCOUNTS TRUE AND FAIR):

          (i) The Accounts exhibit a true and fair view of the Business and the Assets for the period to which they relate, and have been prepared in accordance with the requirements of the Corporations Law and the accounting standards of the Australian Society of Accountants and the Institute of Chartered Accountants in Australia, and the trading statements and sales figures forming part of the Accounts are accurate and give a true and fair view of the affairs of the Vendor in respect of the Business and correctly record and reflect the profits and losses of each Vendor respectively as at the date at which such accounts speak and for the period to which such accounts relate; and no material change has taken place since the date of the Most Recent Balance Sheet in the position or profitability of the Vendors or Business as disclosed in the Accounts.

          (ii) There is no circumstance which would render misleading the value attributed in the Accounts to any of the Assets.

          (iii) The rates of depreciation adopted in the Accounts and for the prior accounting periods (of 12 months each) are in accordance with allowable and applicable taxation rates permitted by the Commissioner of Taxation and are sufficient to ensure that each of the fixed assets of the Business shall be written down to nil by the end of its useful life.

     (b) (RESERVES AND PROVISIONS PROPER AND ADEQUATE): The Accounts are true, complete and accurate in all respects and the reserves and provisions made therein for bad and doubtful debts, abandoned, obsolete or unusable property or equipment, depreciation on Plant and Equipment, and taxation on profits earned up to the end of the period to which the Accounts relate were proper and adequate, and the profits disclosed in the Accounts are not affected by any unusual or non-recurring items other than as set out in the Accounts.

     (c) (ALL RECORDS PROPERLY KEPT): All records of the Business have been fully, properly and accurately kept and completed in accordance with proper accounting and business practices and all legal requirements; and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in any of them; and at the date hereof they give and reflect a true and fair view of the financial, contractual and trading position of the Business.

     (d) (BOOKS OF ACCOUNT KEPT ON PROPER AND CONSISTENT BASIS): The books of account and records of the Business have been kept on a proper and consistent basis, are up to date, are in the possession of the Vendors and contain true, complete and accurate records of the Assets and the Business and all matters required to be entered therein by the Corporations Law then and from time to time in force.

     (e) (RELIANCE OF PURCHASER ON ACCOUNTS): The Vendors and the Vendors' Guarantors acknowledge that the Purchaser has relied upon inter alia the Accounts in entering into this Agreement and except in relation to determining the value of the IP Assets, the BHA Goodwill and the BHAC Goodwill has relied on the Accounts in determining the Purchase Price of the Assets and the Business.

3.   ASSETS

     (a) (VENDOR'S TITLE TO ASSETS): The Vendor is the legal and beneficial owner of and has good and valid title to all of the Assets, and there is not any Encumbrance affecting any of the Assets.

     (b) (TITLE TO PASS TO VENDOR): The Vendors shall on Completion pass to the Purchaser absolute full, clear and valid title to all of the Assets which shall be free from all Encumbrances on Completion.

     (c) (CONDITION OF ASSETS): The Assets are in good condition and useable for the purpose for which they were acquired by the Vendors and are free from material defects, subject to the provisions of this Agreement relating to the year 2000; and they have been and at the Completion Date they shall have been properly maintained in accordance with prudent business practice and (where applicable) the manufacturer's recommended maintenance procedures.

     (d) (ALL THE ASSETS OF THE BUSINESS): There exist no properties, assets or businesses of any Vendor of any kind or description, tangible or intangible, real, personal or mixed and wherever located which are held, enjoyed, owned or used by any Vendor in relation to the Business other than the Assets.

     (e) (ALL NECESSARY ASSETS): The Assets are adequate for the conduct of the Business as presently conducted and as proposed to be conducted by the Vendors as at the Completion Date and constitute all the properties, assets and business of any kind or description, tangible or intangible, real, personal or mixed, which are appropriate material and necessary for the conduct of the Business.

     (f) (BENEFIT OF ASSET WARRANTIES): The Vendors and the Vendors' Guarantors shall ensure that all warranties and guarantees whether of manufacturers, wholesalers, retailers, repairers or otherwise existing in relation to the Assets other than those that relate to Intellectual property are assigned to the Purchasers or that Saville Australia receive the benefit thereof.

     (g) (BENEFIT OF INTELLECTUAL PROPERTY WARRANTIES): The Vendors and the Vendors' Guarantors shall ensure that all warranties and guarantees whether of manufacturers, wholesalers, retailers or repairers or otherwise existing in relation to the Intellectual Property are assigned to Saville Ireland or that Saville Ireland receives the benefit thereof.

     (h) (NO LITIGATION): There is no litigation current or pending or to the best of the Vendors' information, knowledge and belief threatened against the Vendor which might in any way affect any Vendor's title to any of the Assets or the Purchasers' title to the Assets after the Completion Date.

     (i) (WARRANTIES): In respect of any goods or services provided, sold or supplied by any Vendor relating to the Business during the 12 month period prior to and including the Completion Date that the obligations on the Vendor under that contract exceed the advantage to be gained by the Vendor from that contract.

     (j) (NO HIRING OF ASSETS): None of the Assets has been or has been agreed to be let on hire or hire purchase or sold on deferred terms.

     (k) (YEAR 2000 COMPLIANCE): Without limiting its other warranties under this Agreement or otherwise, each Vendor and the Vendors' Guarantors warrants that unless otherwise specified in Schedule 16:

          (i) neither the performance nor functionality of an Asset is adversely affected with respect to all dates;

          (ii) prior to Completion, the Vendors have or will specifically design, manufacture, program and integrate all Assets to ensure that the Assets will provide full functionality and operate without adverse effect with respect to all dates; and

          (iii) prior to Completion the Vendors will specifically and comprehensively test each Asset to ensure that the Asset will provide full functionality and operate without adverse effect with respect to all dates.

          Without limitation, the requirements that the Assets provide full functionality and that the functionality and performance not be adversely effected with respect to all dates includes:

          (iv)   being able to deal properly with the transaction to 1 January
                 2000;

          (v) being able to deal properly with leap years, including recognising the year 2000 as a leap year;
          (vi) being able to deal properly with all calculations based on dates, including calculations such as subtractions, additions, percentages, sequences and comparisons;
          (vii) being able to deal properly with functions that are programmed to commence or end on a particular date ;
          (viii) date based functionality behaving consistently for dates prior to and after the year 2000;
          (ix) in all interfaces developed by the Vendors and data storage, the century in any date will be specified either explicitly or by unambiguous algorithms or inferencing rules; and
          (x) all data involving multiple dates being correctly processed, calculated, sequenced, compared, managed and manipulated where formulas involve dates in on century or in multiple centuries and not:
                 A. causing any abnormal interruption, termination or degradation in functionality or performance; or
                 B. resulting in the generation of incorrect values or invalid results.

     (l) Notwithstanding anything in this Agreement or any Schedule to this Agreement to the contrary, the only representation and warranty made by the Vendor in respect of the functionality of the IP Assets which are computer software is that such computer software has the functionality set out in any:
          (i)    operating manual;
          (ii)   on-line documentation;
          (iii) specifications centred in all BHA Business Records and BHAC Business Records; and
          (iv) specifications contained in any documentation provided under the Business Contracts.

4.   AUTHORITIES

     (a)  (RENEWAL AND TRANSFER OF AUTHORITIES):

          (i) The Vendor has all permits, licences, authorities, registrations and approvals ("AUTHORITIES") from any person authority or body necessary for ownership of the Assets and for the proper carrying on of the Business, except for those the absence of which would not have a material adverse effect on the Assets, the Business or the profitability of the Business and has listed these Authorities in Schedule 17;

          (ii) all such Authorities have been duly obtained on a permanent and unconditional basis and are assignable by the Vendor to the Purchasers without the consent or approval of any party, or if such Authorities are not permanent and/or unconditional, the Vendor possesses all documents necessary to permit the Purchaser to renew or transfer the Authorities; and

          (iii) such Authorities are and shall be in full force and effect immediately after the completion of the transactions contemplated by this Agreement.

     (b) (NO REVOCATION OR VARIATION OF AUTHORITIES): To the best of the Vendors' knowledge, information and belief, there is no circumstance or fact involving the Business which may result in the revocation of or variation in any material respect of any of the Authorities held by the Vendors in connection with the ownership of the Assets or the carrying on of the Business or any part thereof or which would hinder or prevent the transfer or grant thereof to the Purchaser.

     (c) (REPORTS AND RETURNS): All reports, returns and other information required to be made or given in respect of any of the Authorities and which would have a material adverse effect on the Assets, the Business or the profitability of the Business have been duly made or given.

     (d) (NO FURTHER AUTHORITIES REQUIRED): Continuation of the operation of the Business by the Purchaser in substantially the same manner as carried on by the Vendors shall not require any other permit, licence, authority, registration or approval of any body person or authority the absence of which would have a material adverse effect on the Assets, the Business or the profitability of the Business.

     (e) (NO CONTRAVENTION OF AUTHORITIES): There is not and at the Completion Date there will not be any subsisting or imminent contravention of any of the Authorities obtained by the Vendors in relation to the Business which would have a material adverse effect on the Assets, the Business or the profitability of the Business.

     (f) (COMPLIANCE WITH LAWS): The Business is and has, during the 12 months period prior to and including the Completion Date, been conducted in compliance with all requirements of law whether federal, state or local, or other country or place in which the Business is conducted and all requirements of all governmental bodies or agencies applicable to the Vendor, the Business, the Assets and the Premises; and without limiting the generality of the foregoing, the use of the Premises for the purpose of the Business is permitted under all relevant planning statutes and regulations, and there is no contravention of those statutes or regulations.

     (g) (NO BREACH OF STATUTES, REGULATIONS ETC.): The Vendors are not in breach or contravention of or default under or non-compliance with any statute, rule, regulation or by-law whether Commonwealth, State, Municipal or other country or place applicable to the Business or by which it may be bound or in which any of the Assets may be located, and no Vendor has received notice that it may be in such default contravention or breach.

     (h) (NO LITIGATION FOR NON-COMPLIANCE): There are no actions, suits or proceedings pending or, to the best of the Vendors' knowledge, information and belief, threatened against any Vendor in any way relating to the Business by or before any court or governmental authority or agency concerning any non-compliance or alleged non-compliance with any regulation or requirements.

     (i) (NO MATERIALLY ADVERSE PROPOSALS): No Vendor is aware nor should it reasonably be aware of any decision or proposal of any person, authority or body or any trade union the implementation of which whether by force of law or voluntarily may have a material adverse effect on the Business or the profitability thereof, or on the Assets.

     (j) (NO OUTSTANDING NOTICES): There are no orders, notices or requirements of any government body or governmental authority or provisions of any legislation affecting or relating to or which may affect or relate to the Business, the Assets or the Premises which have not been complied with.

5.   CLIENTS

     (a) (SCHEDULE 11): The customers named in Schedule 11 are the only clients (and all of the clients) of the Business and the Vendors and the Vendors' Guarantors will use its best endeavours to procure that all of those customers become and remain customers of the Purchasers after Completion.

     (b) (OBTAIN CUSTOM): The Vendors will give to the Purchasers the benefit of the Vendor's custom of the customers named in Schedule 11.

     (c) (NO INDEMNITY CLAIMS): Other than as disclosed in writing to the Purchasers prior to the date hereof, no professional indemnity claims other than maintenance and warranty claims under the Business Contracts received in the ordinary course of business have been made against any Vendor or in respect of the Business and nothing has been done or omitted to be done and to the best of the Vendors' knowledge, information and belief, no facts or circumstances exist which could give rise to any professional indemnity or negligence claims against or liabilities in respect of any Vendor or the Business.

6.   CONTRACTS

     (a) (NO CONTRACTS LIABLE TO BE TERMINATED): No Vendor is a party to any contractual arrangement which may be terminated by any other party by reason of a change in the ownership of the Business, including as a result of the transactions contemplated hereby, or by reason of such change being subject to the consent of the other party which consent has not been obtained the result of which termination would have a material adverse affect on the Business or the Assets.

     (b) (NO DEFAULT): No Vendor is in default under or in violation of any provision of its Memorandum and Articles of Association or in material breach of any agreement, obligation or arrangement to which it is a party or by which it is or may be bound or to which the Business or the Assets are subject, nor has any Vendor any knowledge having made all due and proper enquiries of the invalidity of or grounds for rescission or avoidance or repudiation of any agreement entered into by it, and no Vendor has received notice of any intention to terminate any such agreement.

     (c) (NO MATERIAL BREACH OF CONTRACTS): Entry into this Agreement will not cause any Vendor to be in breach of any contract or agreement to which any Vendor is a party nor will entry into this Agreement constitute grounds for termination of any such contract or agreement the result of which breach or termination would result in a material adverse affect on the Business or the Assets.

     (d)  (CONTRACTS, ARRANGEMENTS, ENGAGEMENTS):

          The Purchaser has received from the Vendors full written disclosure prior to the date hereof of details of all contracts agreements or arrangements whether written or not having or likely to have a material effect on the Business or the carrying on thereof, including, without limitation:

          (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

          (ii) any written arrangement (or group of related written arrangements) for the purchase, sale, supply or manufacture of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services:

                A. which calls for performance over a period of more than one year;
                B.  which involves more than the sum of $25,000; or
                C. in which a Vendor has granted manufacturing rights, "most favoured nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services, agreed to make a minimum payment or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any written arrangement establishing a partnership, joint venture or limited liability company;

          (iv) any written arrangement (or group of related written arrangements) under which a Vendor has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which there has been imposed (or may be imposed) an Encumbrance on any of the Assets, tangible or intangible;

          (v) any written arrangement concerning confidentiality, assignment of inventions, or noncompetition or involving Intellectual Property;

          (vi)  any written arrangement involving any Related Bodies Corporate;
                and

          (vii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects or the Business or could result in the granting to any third party of any rights in or to the Assets.

     (e) (OFFERS AND TENDERS): There are no offers, tenders or quotations given or made by any Vendor in relation to the Assets or the Business still capable of giving rise to a contract by the unilateral act of a third party other than in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

     (f) (NO SUBSTANTIAL CHANGE IN CONTRACTUAL TERMS): During the 12 months preceding the date hereof there has been no substantial change in the basis or terms upon which any person is prepared to enter into contracts or do business with or supply goods or services to the Vendors and no such change is or reasonably should be envisaged.

     (g) (NO DEFAULT BY OTHER PARTIES TO CONTRACTUAL ARRANGEMENTS): To the best of the Vendors' knowledge, information and belief, no party with whom a Vendor has any contractual arrangement in respect of the Assets or the Business is in material default without regard to any requirement of notice or grace period, or both, in the observance or performance of any term, condition or provision of any such contractual arrangement.

     (h) (NO THIRD PARTY RIGHTS TO TERMINATE CONTRACTS): To the best of the Vendors' knowledge, information and belief, no event has occurred or in the reasonable opinion of the Vendors is likely to occur which would entitle any third party to terminate any contract with or benefit enjoyed by any Vendor in respect of the Assets or the Business.

     (i) (REPRESENTATIONS TO THIRD PARTIES TRUE AND CORRECT): Other than in respect of Year 2000 representations relating to the CMS version 1 and MMS products, which shall be governed by clause 117 of this Agreement, all representations made by the Vendors to any party who has a contractual arrangement with the Vendor, are true and correct in all material respects.

     (j) (NO CONTRACTS UNABLE TO BE FULFILLED): No Vendor is under any obligation or party to any existing contract relating to the Assets or the Business which cannot be fulfilled or performed by the Vendor in accordance with the conditions of such obligation or contract and without undue or unusual expenditure of money or effort including but not limited to the payment of liquidated damages.

     (k) (KNOWLEDGE, INFORMATION AND BELIEF OF THE VENDORS): No customer or supplier of the Business has ceased or has indicated an intention to cease or reduce trading with the Business and the Vendor has no grounds to believe or suspect that after the date hereof or as a result of the acquisition of the Business by the Purchaser:

          (i) suppliers to the Business will cease supplying or may reduce supplies to the Purchaser as owner of the Business; or

          (ii) customers or distributors of the Vendor will terminate any contracts, offers or benefits assigned to the Purchaser as owner of the Business or cease or reduce trading with the Business.

     (l) (NO CUSTOMERS AND SUPPLIERS MAY TERMINATE AGREEMENTS): The transactions to be effected under this Agreement give no customer or supplier of the Business the right to terminate any agreement or arrangement with the Vendor the result of which termination would have a material adverse affect on the Business or the Assets, and the attitude and actions of suppliers, customers and employees and other persons with regard to the Vendors shall not be directly or indirectly prejudicially affected by this Agreement or Completion.

     (m) (PARTICULARS OF ALL MATERIAL CONTRACTS): Prior to the date hereof, the Vendors have provided the Purchasers with written particulars of all the material contracts entered into by each Vendor relating to the Assets and the conduct of the

          Business.

     (n) (ALL CONTRACTS ENFORCEABLE): All contracts of the Vendors in relation to the Assets and Business are valid, in full force and effect and enforceable in accordance with their respective terms. The Vendors have fulfilled or taken all action necessary to fulfil when due all of their respective material obligations under such contracts. There has not occurred any material default by any Vendor or any event which with the lapse of time or at the election of any person other than the Vendors shall become a material default under any such contract.

    (o) (NO ADVERSE CONTRACTUAL ARRANGEMENTS): No Vendor is a party to any agreement which will continue in effect after the Completion Date:

          (i) limiting the freedom of any Vendor or the Purchaser or any of their respective officers, employees or agents to engage in or to compete in any line of business or with any person or in any area;
          (ii) requiring any Vendor or the Purchaser to share the profits of the Business or to pay any royalties relating to the Business or to waive or abandon any rights relating to the Business to which it is entitled;
          (iii) which is unprofitable or likely to be unprofitable;
          (iv) which is outside the Vendors ordinary and proper course of business;
          (v) to which a Vendor is a party or in which a Vendor is interested whether directly or indirectly which was not negotiated and entered into on a totally arm's length basis; or
          (vi) under which any officer, employee, agent, distributor, supplier or independent contractor of the Business or any other person is entitled to a commission, remuneration, royalty or payment of any nature calculated by reference to the whole or part of the turnover profits or sales of the Business.

7.   INSURANCE

     (a) (ALL INSURABLE ASSETS INSURED): All of the Assets of an insurable nature are insured with a company of good repute and financial substance in an amount not less than the full cost of replacement against fire and all such other risks as are commonly insured against by prudent persons carrying on a similar business including without limitation third party injury and all other insurances required by law and all current premiums on such insurance have been paid and such insurance shall be in full force and effect until the Completion Date.

     (b) (NO FAILURE TO CLAIM): No Vendor has failed to give any notice or present any claim with respect to the Assets or the Business under any insurance policy.

     (c) (NO OUTSTANDING REQUIREMENTS OR RECOMMENDATIONS): There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the Assets or the Business or by any governmental authority requiring or recommending any material repairs or other work done on or with respect to any of the Premises or the Assets, or requiring or recommending any material equipment or facilities to be installed on or with respect to any of the Premises or the Assets or the Business.

     (d)  No Vendor:

          (i) is in breach or default with respect to the payment of premiums or the giving of notices under any insurance policy;
          (ii) is in breach or default with respect to any other obligations under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under any such policy; and
          (iii) has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or any such policy in general, or amending or cancelling any such policy. No Vendor has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under the policy.

8.   CLAIMS

     (a)  (NO CLAIMS AGAINST VENDORS):

          (i) There are no litigation, suits, arbitration, claims, demands or proceedings against any Vendor either at law or in equity or before or by any governmental agency or arbitrator pending, or to the best of the knowledge of the Vendors threatened, anticipated or contemplated against or relating to the Assets or the Business;
          (ii) there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting any Vendor, the Assets, the Premises or the Business or to which it is or may become a party;
          (iii) to the best of the Vendors' knowledge, information and belief, there does not exist nor has there occurred any fact, matter or circumstance likely to give rise to any such litigation, suits, arbitration, claims, demands or proceedings which could materially affect the ability of the Business to continue operating;
          (iv) no Vendor either knows of or has any grounds to know of any basis of any such action or of any government investigation relating to the Assets the Premises or the Business; and
          (v)   there are no claims against any Vendor pending or threatened; or
                to the knowledge, information or belief of any Vendor having made all due and proper enquiries, anticipated or contemplated, which if valid would constitute or result in a breach of any representation warranty or covenant set forth herein.

     (b) (NO CLAIMS AGAINST THE BUSINESS OR ASSETS): There is no outstanding liability or claim against the Business or the Assets nor is there any deficiency or defect (other than bona fide warranty claims included in Assumed Liabilities) which may result in any claim being made against the Business or the Assets in relation to any services provided, sold or supplied in the course of the Business, and, without prejudice to the generality of the foregoing, no dispute exists between any Vendor and any customer or client of the Business nor to the best of the Vendors' knowledge, information and belief, is there any circumstance which may give rise to any such dispute.

     (c) (NO GUARANTEES OR WARRANTIES): The Vendors have given no guarantee or warranty nor made any representation in respect of services supplied or contracted to be supplied by any Vendor save for any guarantee or warranty implied by law or in relation to the Business otherwise as disclosed in writing to the Purchaser prior to the date hereof.

     (d) (DISCLOSURE OF EXPENSES OF WARRANTIES): The Vendors have disclosed to the Purchasers in writing the aggregate expenses incurred by the Vendors in fulfilling its obligations under its guarantee, warranty, right of return and indemnity provisions in connection with the Business during each of the fiscal years and the interim period covered by the Accounts; and no Vendor knows of any reason why such expenses should materially increase as a percentage of sales in the future.

     (e) (RECALL OF PRODUCTS): None of the products of the Vendors is subject to any recall proceedings and, to the best of the Vendors' knowledge and belief, no such proceedings have been threatened. To the best of the Vendors' knowledge and belief, there is no basis for the recall, withdrawal or suspension of any approval by any domestic or foreign governmental authority with respect to any of the products sold or proposed to be sold or services provided by the Vendors.

     (f) (AMOUNT RESERVED FOR WARRANTY CLAIMS): The reserve for warranty claims set forth in the Accounts and any reserves for warranty claims created by the Vendors in the ordinary course of business subsequent to the date of the Most Recent Balance Sheet are adequate.

9.   PREMISES, PREMISES LEASES, BUSINESS CONTRACTS

     (a) (VENDOR'S POSSESSION): The Vendors enjoy exclusive peaceful and undisturbed possession under the Premises Leases.

     (b) (ALL AGREEMENTS VALID): All Premises Leases and Business Contracts are valid subsisting and enforceable in accordance with their terms, and the Vendors have duly complied with and fulfilled all their respective obligations and duties thereunder.

     (c)  (PREMISES): The Premises as at the date hereof:

          (i) comprise all the freehold or leasehold properties owned, leased, used or occupied by the Vendors for the purposes of the Business;
          (ii) are used for purposes permitted under provisions of all relevant planning or zoning schemes and in compliance with all relevant laws, by-laws and regulations made thereunder;
          (iii) are not subject to any temporary or conditional planning permission;
          (iv) are not subject to any restrictive covenant or exception or reservation which adversely affects the ability of the Vendor to carry on the Business thereat;
          (v) are used only in conformity with all local government building health fire and public utility laws and regulations;
          (vi) are not affected by any proposals for compulsory acquisition or road widening;
          (vii)  are not otherwise adversely affected;
          (viii) and all its improvements are, having regard to their age, in such condition and state of repair as to be substantially fit for the purpose for which they are presently used.

     (d) (PERFORMANCE AND OBSERVANCE OF COVENANTS AND RESTRICTIONS): The Vendors have performed and observed all covenants, conditions, agreements, statutory requirements, orders, regulations and restrictions including all appropriate by-laws relating to the Premises including all covenants and restrictions contained in the Premises Leases.

     (e) (NOTICES FROM AUTHORITIES): There is no outstanding order or notice affecting any of the Premises and there is no proposal of any local or other authority or any other circumstance known to the Vendors which may result in any such order or notice being made or served or which may otherwise affect any of the Premises.

     (f) (NO TERMINATION OR NOTICE OF TERMINATION): No party has given notice to the Vendors of termination or intended termination of any of the Premises Leases or the Business Contracts; there are no grounds for such termination; and there is no litigation pending or to the best of the Vendors' knowledge, information and belief, threatened in connection with or arising out of them or any of them, nor has any event occurred or any dispute, claim or demand in connection with or arising out of them or any of them which may give rise to litigation.

     (g) (PREMISES SUITABLE): The Premises are suitable for the continued conduct of the Business as presently conducted at such premises.

     (h) (NO SUBSISTING DEFAULT OR BREACH OF PREMISES LEASE): There has not been any subsisting default or breach of the provisions of the Premises Leases the Vendors have observed and performed all the terms and conditions to be observed and performed by them under the Premises Leases and the Vendors have not received and failed to comply with any notice received in respect of any of the Premises Leases received before Completion.

     (i) The lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Completion in accordance with the terms thereof as in effect prior to the Completion.

     (j) No Vendor has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     (k) All facilities leased or subleased are supplied with utilities and other services necessary for the operation of said facilities.

     (l) No lease imposes any penalty or cost, other than the payment of rent at a rate not in excess of the maximum rate payable during the term of the lease, for holdover occupancy by the tenant after the term of the lease expires.

     (m) To the best of Vendors' knowledge and belief, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant or other restriction except for recorded mortgages, easements and covenants and other restrictions which do not impair the intended uses or occupancy of the property subject thereto by the Vendors.

10.  ENVIRONMENTAL COMPLIANCE

     (a) (NO ENVIRONMENTAL CONTAMINATION): The Premises are free of all environmental contamination including, without limitation, any patent or latent environmental contamination of the atmosphere, air, soil, sub-soil, ground water or surface waters within or adjacent to such premises. There have been no releases of any "Materials of Environmental Concern" (as defined below) into the environment at or from:

          (i) any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Vendors;
          (ii) any facility to which a Vendor has delivered products for manufacturing, processing, packaging or distribution; or
          (iiI) to the Vendors' knowledge, any facility to which waste of a Vendor has been transported for processing, storage or disposal.

           No Vendor is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by any Vendor that could reasonably be expected to have an impact on such real property or facilities. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, pesticides, toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any environmental law.

     (b) (NO VIOLATION OF ENVIRONMENT LAWS): No hazardous materials and no other materials intended for use or generated in the Business have been or are used, stored, treated or otherwise disposed of by the Vendors in violation of applicable laws and regulations. The Vendors have complied with, and its operations as of the Completion Date are in compliance with, all Environmental Laws (as defined below). For purposes of this Agreement, "Environmental Law" means any federal, state, regional, county, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to:

          (i) treatment, storage, disposal, generation or transportation of commercial, industrial, toxic or hazardous substances or solid or hazardous waste;
          (ii)   air, water or noise pollution;
          (iii)  groundwater or soil contamination;
          (iv) the release or threatened release into the environment of commercial, industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, pesticides or chemicals;
          (v) the protection of wildlife, marine sanctuaries or wetlands, including without limitation all endangered or threatened species;
          (vi) underground and other storage tanks or vessels, and abandoned, disposed or discarded barrels, containers and other receptacles;
          (vii)  health and safety of employees and other persons; and
          (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, pesticides, chemicals or commercial, industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

     (c) (COMPLIANCE WITH ENVIRONMENTAL LAWS): All hazardous materials removed or emitted from the Premises were and are documented, transported and disposed of in compliance with all applicable laws and regulations.

     (d) (NO ENVIRONMENTAL CONTAMINATION RESULTING FROM USE OF PREMISES): No materials including, without limitation, effluence leachate, emissions or hazardous materials, generated on or emitted from any of the Premises have caused or will cause, in whole or in part, any environmental contamination.

     (e) (NO AGREEMENTS RELATING TO ENVIRONMENTAL MATTERS): There is no agreement or consent order to which any Vendor is a party in relation to any environmental matter and no such agreement or order is necessary for the continued compliance of the Business with applicable laws and regulations.

     (f) (NO ORDERS PURSUANT TO ENVIRONMENTAL LAWS): There have been no orders issued which have not been fully complied with and cleared, investigations conducted or other proceedings taken or to the best of the Vendors' knowledge, information and belief, threatened by any governmental body or other regulatory authority or threatened in writing by any person under or pursuant to any applicable environmental laws and regulations with respect to the Business.

     (g) (NO NOTICES IN RESPECT OF ENVIRONMENTAL MATTERS): No Vendor has received any written communications which have not been fully complied with and cleared concerning alleged violations of environmental legislation or claims with respect to environmental matters with respect to the Business.

     (h) (ALL PERMITS OBTAINED): All permits required under any applicable environmental laws and regulations to own and operate the Business have been obtained and are in good standing.

     (i) (BUSINESS DOES NOT CONSTITUTE NUISANCE): The conduct of the Business does not constitute a nuisance nor has any claim been made in respect of the use or operation of the Premises by any adjoining landowner or other party.

11.  INTELLECTUAL PROPERTY

     (a) (VENDORS OWN ALL INTELLECTUAL PROPERTY): Except as otherwise disclosed herein the Vendor owns absolutely the Intellectual Property without conflict with or infringement of any, and subject to no Encumbrance, right, title or interest in others.

     (b) (ALL MATERIAL INTELLECTUAL PROPERTY): The Intellectual Property specified in Schedule 4 comprises all the intellectual property which is material to the conduct of the Business.

     (c) (NO INTELLECTUAL PROPERTY RIGHTS NOT TO PASS TO PURCHASER): There are no intellectual property rights, benefits or arrangements used in or relating to the Business which will not effectively pass or be licensed to the Purchaser pursuant to this Agreement and each item of Intellectual Property will be owned by or available for use by the Purchaser on terms and conditions sufficient to enable the Purchasers to conduct the Business.

     (d) (REGISTERED INTELLECTUAL PROPERTY VALIDLY REGISTERED): Where registrable in

          Australia, the Intellectual Property is validly registered and subsisting in the name of a Vendor and is free of any Encumbrances.

     (e) (NO DEALINGS PERMITTING USE OF INTELLECTUAL PROPERTY): The Vendors have not dealt with, authorised or permitted any person to use any of the Intellectual Property, except in the ordinary course of the Business and except in respect of the BHAC licence and the Vendors have no knowledge of the infringing use of any Intellectual Property by any other person.

     (f) (NO INFRINGEMENT OF OTHER INTELLECTUAL PROPERTY RIGHTS): None of the Intellectual Property or the processes now or at any time employed or the products now or at any time dealt in by the Business constitutes or may constitute an unauthorised infringement of any intellectual property rights of any other person and no claims have been asserted or are or may be pending or to the best of the Vendors' knowledge, information and belief, threatened by any person in respect of the use or the validity of the Intellectual Property.

     (g) (NO CLAIMS AS TO VALIDITY OF BUSINESS CONTRACTS): No claims have been asserted or are expected to be asserted by any person to the use of any of the Intellectual Property by the Vendors or challenging or questioning the validity or effectiveness of any Business Contract relating thereto.

     (h) (NO SIMILAR BUSINESS OR TRADE NAMES OR MARKS): The Vendors have no knowledge that and has not received any notice of any claims to the effect that any business or trade name or trade mark used or owned by the Vendors and used in the Business is the same as or is confusingly or deceptively similar to the name of any other company or any business or trade name or trade mark owned or used by any other person.

     (i) (NO DEPENDENCE ON LICENSED BUSINESS OR TRADE NAMES OR MARKS): In carrying on the Business the Vendors are not dependent upon or using any trade marks trade names or business names in respect of which any registration in the name of or licence from another party exists or has been applied for.

     (j) (PROTECTION OF INTELLECTUAL PROPERTY): The Vendors have taken or caused to be taken all reasonably necessary steps to protect and defend the Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that the Vendors own or use in connection with the Business. No other person or entity has any rights to any of the Intellectual Property used in the business, and to the best of the Vendors' knowledge, information and belief, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property used in the Business.

     (k) (NO ROYALTIES TO THIRD PARTIES): The Vendors do not pay any royalty or other payment to any third party or require the permission of or consent of any third party in relation to the use of the Intellectual Property.

     (l) (MORAL RIGHTS): The Purchaser may in respect of any moral rights which the Vendors may posses in the Intellectual Property, deal with the Intellectual Property in such manner as the Purchaser sees fit, including altering the Intellectual Property and using the Intellectual Property or any part of it in any way and in any place without recognition to the author(s). The Vendors may not enforce any moral rights which the Vendors may have or claim in respect of Intellectual Property or any part of it, against the Purchaser or any other person.

     (m) (ROYALTIES): As at Completion, there are no outstanding royalties payable by the Vendor in respect of any Intellectual Property.

     (n) (COPYRIGHT SUBSISTS): Copyright in any software or materials related to that software which is part of the Intellectual Property, exists and is owned either jointly or severally by the Vendors within the meaning of the Copyright Act (Cwth) 1968.

     (o) The Vendors have delivered to the Purchasers correct and complete copies of all patents, registrations, applications, licenses and agreements (as amended to date) used or to be used in connection with the operation of the Business and have made available to the Purchasers correct and complete copies of all other written documentation evidencing ownership of, rights to use and any claims or disputes relating to, each such item. With respect to each such item of Intellectual Property that the Vendors own, license or distribute:

          (i) the Vendors possess all right, title and interest in and to such item;
          (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and
          (iii) other than in the ordinary course of business, the Vendors have not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

12.  MATERIAL DISCLOSURE

     (a) (ALL MATERIAL INFORMATION): All information concerning the Business, the Premises and the Assets which the Vendors or any of their respective representatives have furnished to the Purchasers or their respective representatives prior to the execution hereof is true and correct in every material respect, and is not misleading or deceptive, and any information known or which should be known to any Vendor or the Vendors' Guarantee concerning the Assets, the Business or the Premises which might reasonably be supposed to be material to a purchaser of the Assets, the Business or the Premises in determining whether or not to purchase the

          Assets the Business or the Premises or the price at which or the terms upon which a purchaser would be prepared to purchase the Business the Premises or any of the Assets has been disclosed to the Purchasers.

     (b) (ALL INFORMATION TRUE COMPLETE AND ACCURATE): The information set out in the letters, documents and communications supplied or conveyed to the Purchasers or the Purchasers' respective agents, employees or advisers by the Vendors, or any of the Vendors' respective agents, employees or advisers, is true, complete and accurate in all material respects and the information set out in the Recitals and Schedules to this Agreement is true, complete and accurate in all respects.

     (c) (NO REPRESENTATION CONTAINS MATERIAL ERROR OR MIS-STATEMENT): No representation or warranty by any Vendor contained in this Agreement and in its Schedules nor any written representation, statement or certificate made or furnished or to be made or furnished hereafter by such Vendor pursuant hereto in connection with the transactions contemplated hereby contains or shall contain any material error or mis-statement with respect to the Assets, the Premises or the Business.

     (d) (NO REPRESENTATION OR WARRANTY OMITS MATERIAL FACT): No representation or warranty of the Vendors contained in this Agreement and in its Schedules omits or will omit to state any material fact with respect to the Assets, the Business, the Premises or the Vendors necessary to make any such representation or warranty, in the light of the circumstances in which it is made, misleading.

     (e) (NO ADVERSE ACTS): Prior to the date hereof, nothing has been or shall be done or omitted to be done in relation to the carrying on of the Business or the Assets which might materially adversely affect the interests of the Purchaser as an intending purchaser of the Business or the Assets.

     (f) (MATERIAL FACTS AND MATTERS): To the best of the knowledge and belief of the Vendors there is no:

          (i) fact or matter material to the value of the Assets hereby agreed to be sold materially affecting the aggregate value of the Assets which has not been disclosed to the Purchasers; or

          (ii) fact or matter materially affecting the trading of the Business and the continued operation of the Business as a going concern and which has not been disclosed to the Purchasers.

13.  EMPLOYEES

     (a) (EMPLOYEES' PARTICULARS): The particulars of the Employees contained in the list supplied by the Vendors to the Purchasers under clause 8.1 of this Agreement are true and correct and comprise all Employees engaged in employment by the Vendor.

     (b) (ALL MATERIAL TERMS OF EMPLOYMENT): The Vendors have disclosed to the Purchaser prior to the date hereof all material terms and conditions on which each of the Employees is employed, including a description of all benefits received by any Employee, and warrants that there are no service contracts or agreements in existence in relation to any of the Employees which cannot be terminated on one month's notice or less without the payment of any compensation; and the engagement of all Employees is on the basis that the Vendor has no obligation to pay an Employee any commission bonus incentive, retiring or similar payment other than as disclosed herein. The Vendors have disclosed to the Purchasers prior to the date hereof each:

          (i)  agreement with any Employee or director of the Vendors:
               A. the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving a Vendor of the nature of any of the transactions contemplated by this Agreement;
               B.   providing any term of employment or compensation guarantee;
                    or
               C. providing severance benefits or other benefits after the termination of employment of such employee or director; and

          (ii) agreement, plan or arrangement, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any other employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (c) (TRANSFER OF EMPLOYEES): No Vendor has any knowledge of any facts which would indicate that any Employees shall not transfer their employment to the Purchaser on the Completion Date.

     (d) (NO VIOLATION OF EMPLOYMENT LAWS): No Vendor has violated any applicable law or regulation relating to employment of labour including without limitation Occupational Health and Safety legislation, Equal Opportunity legislation and all other laws or regulations relating to labour relations, labour standards or employment practices and any regulations thereunder or engaged in any conduct with respect to the Employees which will or may result in any liability to any Vendor or any Purchaser.

     (e) (TAXES PAID FROM EMPLOYEES' WAGES): The Vendor has made timely payments of any taxes required to be deducted and withheld from the wages and salaries paid to the Employees and the Vendors have paid all Employees in accordance with all applicable awards, legislation or agreements whether registered or otherwise.

     (f) (CLAIMS BY EMPLOYEES): Other than as previously disclosed in writing by the Vendors to the Purchasers, the Vendors do not know of any facts which will result in any present or former employee of the Vendor having any valid claim on the date of termination of his employment as contemplated herein, against any Vendor or the Business whether under law or any employment agreement or otherwise on account of or for:

          (i)    overtime pay;
          (ii)   wages or salaries;
          (iii) any statute, ordinance, regulation or award relating to minimum wages or other working conditions;
          (iv)   redundancy pay or payment in lieu of notice;
          (v) workers' compensation claims or common law claims for injury or any kind of disease;
          (vi)   sick leave;
          (vii)  superannuation;
          (viii) termination of employment;
          (ix)   discrimination or sexual harassment.

     (g) (NO LABOUR DISPUTE): At the date of this Agreement there is no labour dispute, strike, work stoppage or arbitration proceedings which will affect or may affect the Business or interfere with its continued operation.

     (h) (NO ENTERPRISE AGREEMENT OR AGREEMENT WITH UNIONS): Other than as disclosed herein there is no enterprise agreement or agreement, arrangement or understanding between any Vendor and any trade union or any representatives thereof in respect of the Employees.

     (i) (NO RETIREMENT OR PENSION SCHEME): No Vendor has entered into any retirement benefit schemes, pension schemes, other pension arrangements or other benefit payable on retirement, death or disability or on the attainment of a specified or agreed number of years service, and no Vendor has undertaken to make any ex gratia payment of any such nature whether legally enforceable or not, relating to the Employees.

     (j) (EMPLOYEES PERMIT TO DISCLOSE): On the Completion Date the Vendors will authorise all past and present employees of the Business to disclose to the Purchasers any of the Intellectual Property.

14.  SUPERANNUATION

     (a) The Vendors shall deliver to the Purchaser if requested in the possession or control of the Vendors the correct and complete copies of all documents, information and other material relating to any complying superannuation fund for the purposes of the Superannuation Industry (Supervision) Act of which any relevant Transferring Employee is a member and details of contributions made by any Vendor to such fund(s) and such other information as a Purchaser may reasonably require to satisfy itself to the extent and nature of any superannuation arrangements existing in respect of Transferring Employees as at the Completion Date.

     (b) There are no pending or threatened claims by or on behalf of any Employee or beneficiary of such Employee in respect of any superannuation fund of which such Employee is or was a member alleging a breach of fiduciary duty or violation of other applicable law which could result in any liability on the part of a Vendor or a Purchaser.

     (c) All and any claims in respect of superannuation and superannuation entitlements against the Vendors have been disclosed to the Purchasers in writing.

     (d) The Vendors have provided the prescribed minimum level of superannuation support in respect of each of their Employees and in particular for each of the Transferring Employees and there is no liability whether actual or contingent to any superannuation guarantee charge in terms of the Superannuation Guarantee Charge Act and/or the Superannuation Guarantee (Administration) Act for which a Vendor and/or a Purchaser may be liable.

     (e) Without limiting the generality of any other warranty herein contained, the Vendors warrant with and covenant to the Purchaser that each of them has complied with all and any obligations imposed upon them whether under statute, by contract or otherwise in relation to superannuation matters and that a Purchaser shall not suffer any loss or damage in relation to such matters occurring on or before the Completion Date in respect of any relevant Transferring Employee.

     (f) None of the Vendors currently are party to any superannuation arrangement under which a Purchaser may become liable to make superannuation contributions in respect of any Transferring Employee.

     (g) The Purchasers shall not be obliged to make any contributions to any such superannuation arrangement in respect of any Employee of the Vendors and in particular in respect of any Transferring Employee.

15.  STAMP DUTIES

     All documents which are necessary to establish the title of the Vendors to the Assets and any rights and benefits under any Premises Leases are in the possession of or under the control of the Vendors and to the extent that such documents attract stamp duty in Australia or elsewhere they have been or will on the Completion Date be properly stamped.

16.  ATTORNEYS AND FINDERS FEE

     (a) (NO POWERS OF ATTORNEY): There are no powers of attorney given by any Vendor which are or may come to be in force in relation to the Business or the Assets.

     (b) (NO FINDERS FEE): No Vendor has taken any action such that anyone becomes entitled to receive from the Purchaser any finders fee, brokerage or other commission in connection with the acquisition of the Assets and the sale and purchase of the Business under the terms and conditions of this Agreement.

17.  CARRY ON BUSINESS

     (a) (BENEFIT OF GOODWILL): The Vendors shall use their best endeavours to secure for the Purchaser the full benefit of the interest and custom of the Vendors in respect of the Business and shall preserve and maintain the Goodwill.

     (b) (INTRODUCE CUSTOMERS AND SUPPLIERS): The Vendors shall use their best endeavours to introduce customers and suppliers of the Business to the Purchasers to facilitate the transfer of the Business to the Purchasers.

     (c) (CONTINUED SERVICE OF EMPLOYEES): The Vendors shall use their best endeavours to co-operate with the Purchasers in order to secure for the Purchaser the continued services of the Employees.

18.  NO TAX DISPUTE

     There is no material dispute or difference between the Vendor and the Commissioner of Taxation of the Commonwealth of Australia or any other Federal State or Municipal body or authority or taxation or revenue authority of any other country or place that may in any way affect the Purchasers or the transactions contemplated by this Agreement.

19.  SYSTEMS

     (a) (SYSTEMS INDEPENDENT): The Systems used in respect of the Business by the

          Vendors are independent of the Vendors, are discrete systems capable of functioning without any recourse to any Systems operated by the Vendors, and represent all of the systems necessary or useful for the successful operation of the Business.

     (b) (SYSTEMS IN GOOD ORDER): The Systems owned, developed and operated by the Vendors in respect of the Business are in good working order and repair, are free from any material design or operational problems that would prevent the Purchaser from adequately utilising such systems in the conduct of the Business, can be run, managed and obliged without undue reliance on persons other than the Employees, and are properly documented in a form that permits the utilisation of such systems without resort to records not kept by the Vendors.

20.  ABSENCE OF CHANGES

     There has not been since the date of the Accounts:

     (a) any material adverse change to the Assets or to the financial circumstances or condition of the Vendors or the Business and the financial prospects cash flow and trading pattern of the Business, and having made all due and proper enquiries, the Vendors are not aware of any fact or event which will or is likely to cause any such material adverse change prior to or after the Completion Date;

     (b) any damage destruction or casualty loss, whether covered by insurance or not, materially and adversely affecting the Assets or the Business;

     (c) any entry into any agreement commitment or transaction by the Vendor material to the Business or the Assets, except agreements commitments or transactions in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount);

     (d)  any change in the method of depreciation of the Plant and Equipment;

     (e) any acquisition, sale transfer or other disposition of the Assets or any other assets other than in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount); or

     (f) any material change in the remuneration or other benefits paid to or expected by the Employees.

     No Vendor has, since the date of the Most Recent Balance Sheet, taken any of the following actions:

     (a) created, incurred or assumed any debt (including obligations in respect of capital leases);

     (b) changed its accounting methods, principles or practices, or made any new elections with respect to taxes affecting the Assets or any changes in current elections with respect to taxes affecting the Assets;

     (c) paid any obligation or liability other than in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount);

     (d) mortgaged or pledged any property or assets or subjected any assets to any Encumbrance;

     (e) sold, assigned, transferred, licensed or sublicensed any Intellectual Property, other than in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount);

     (f) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any material contract or agreement;

     (g) entered into any written arrangement (including written agreements) which creates a liability on a Vendor's part in excess of $10,000;

     (h) made or committed to make any capital expenditure in excess of $10,000 per item or total capital expenditures in excess of $50,000 in the aggregate;

     (i) failed to take any action necessary to preserve the validity of any Intellectual Property or Permit; or

     (j)  agreed in writing or otherwise to take any of the foregoing actions.

21.  TRUST

     No Vendor is the trustee of any trust or holds any of the Assets or conducts the Business in that capacity.

22.  BANKING FACILITIES

     The Vendors have, prior to the date hereof, disclosed to the Purchasers in writing a true, correct and complete list of:

     (a) each bank, savings and loan or similar financial institution at which the Vendors with respect to the Business has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Vendors with respect to the Business thereat and details, including terms, of any line of credit or credit facility; and

     (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

THE COMMON SEAL of BHA PTY LTD                   )
ACN 009 937 606 was affixed by the authority of  ) .............................
the Board of Directors in the presence of:       ) (Signature of Director)
                                                 )

 .......................................            .............................
(Signature of a Secretary/Director)                (Name of Director in Full)


 .......................................
(Name of Secretary/Director in Full)


THE COMMON SEAL of BHA COMPUTER                  )
PTY LTD ACN 068 883 429 was affixed by the       ) .............................
authority of the Board of Directors in the       ) (Signature of Director)
presence of:                                     )



 .......................................            .............................
(Signature of a Secretary/Director)                (Name of Director in Full)



 .......................................
(Name of Secretary/Director in Full)

THE COMMON SEAL of SAVILLE SYSTEMS AUST.         )
PTY LTD  ACN 080 026 551 was affixed by the      ) .............................
authority of the Board of Directors in the       ) (Signature of Director)
presence of:                                     )



 .......................................            .............................
(Signature of a Secretary/Director)                (Name of Director in Full)


 .......................................
(Name of Secretary/Director in Full)

SAVILLE SYSTEMS PLC by JOHN J BOYLE              )

III, President and Chief Executive Officer in the)  ............................
 presence of:                                    )  (Signature of President and
                                                 )  Chief Executive Officer)

 ...................................(Signature of
 Witness)

 ...................................(Name of
 Witness in Full)



SIGNED SEALED AND DELIVERED by                   )
JOHN EDWARD HENDRY in the presence of:           )  ............................
                                                 )  (Signature)

 ..................................
(Signature of Witness)


 ..................................
(Name of Witness in Full)

SIGNED SEALED AND DELIVERED by                   )
PRUDENCE MARIANNE HENDRY in the                  ) .............................
presence of:                                     ) (Signature)


 ..................................
(Signature of Witness)


 ..................................
(Name of Witness in Full)